                                                                  EXHIBIT 10.15



                          Lease and Security Agreement

                                 by and between

                      Nationwide Health Properties, Inc.,
                            a Maryland corporation,

                                 as "Landlord"

                                      and

                             Brim Hospitals, Inc.,
                             an Oregon corporation

                                  as "Tenant"

                              Dated April 11, 1994

                              TABLE OF CONTENTS

                                                                        Page

1. Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
   1.1  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
   1.2  Renewal Terms . . . . . . . . . . . . . . . . . . . . . . .        2

2. Rent  . . . . . . .  . . . . . . . . . . . . . . . . . . . . . .        3
   2.1  Initial Term Minimum Rent   . . . . . . . . . . . . . . . .        3
   2.2  Initial Term Additional Rent  . . . . . . . . . . . . . . .        3
   2.3  Renewal Term Minimum Rent . . . . . . . . . . . . . . . . .        5
   2.4  Renewal Term Additional Rent  . . . . . . . . . . . . . . .        6
   2.5  Total Rent  . . . . . . . . . . . . . . . . . . . . . . . .        6
   2.6  Rent Cap and Rent Floor . . . . . . . . . . . . . . . . . .        6
   2.7  Proration for Partial Periods . . . . . . . . . . . . . . .        9
   2.8  Absolute Net Lease  . . . . . . . . . . . . . . . . . . . .        9

3. Taxes, Assessments and Other Charges . . . . . . . . . . . . . .       10
   3.1  Tenant's Obligations  . . . . . . . . . . . . . . . . . . .       10
   3.2  Proration . . . . . . . . . . . . . . . . . . . . . . . . .       10
   3.3  Right to Protest  . . . . . . . . . . . . . . . . . . . . .       10
   3.4  Tax Bills . . . . . . . . . . . . . . . . . . . . . . . . .       10
   3.5  Other Charges . . . . . . . . . . . . . . . . . . . . . . .       10

4. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
   4.1  General Insurance Requirements  . . . . . . . . . . . . . .       11
   4.2  Fire and Extended Coverage  . . . . . . . . . . . . . . . .       11
   4.3  Public Liability  . . . . . . . . . . . . . . . . . . . . .       12
   4.4  Professional Liability Insurance  . . . . . . . . . . . . .       13
   4.5  Workers Compensation  . . . . . . . . . . . . . . . . . . .       13
   4.6  Boiler Insurance  . . . . . . . . . . . . . . . . . . . . .       14
   4.7  Business Interruption Insurance . . . . . . . . . . . . . .       14

5. Use, Maintenance and Alteration of the Premises. . . . . . . . .       15
   5.1  Tenant's Maintenance Obligations  . . . . . . . . . . . . .       15
   5.2  Regulatory Compliance . . . . . . . . . . . . . . . . . . .       15
   5.3  Permitted Use . . . . . . . . . . . . . . . . . . . . . . .       16
   5.4  Tenant Repurchase Obligation  . . . . . . . . . . . . . . .       17
   5.5  No Liens; Permitted Contests  . . . . . . . . . . . . . . .       18
   5.6  Alterations by Tenant . . . . . . . . . . . . . . . . . . .       18
   5.7  Capital Improvements Funded by Landlord . . . . . . . . . .       20
   5.8  Compliance With IRS Guidelines  . . . . . . . . . . . . . .       21
   5.9  Option to Reqacuire . . . . . . . . . . . . . . . . . . . .       21

6. Condition And Title Of Premises  . . . . . . . . . . . . . . . .       24

7. Landlord and Tenant Personal Property  . . . . . . . . . . . . .       25
   7.1  Tenant Personal Property  . . . . . . . . . . . . . . . . .       25
   7.2  Landlord's Security Interest  . . . . . . . . . . . . . . .       26
   7.3  Financing Statements  . . . . . . . . . . . . . . . . . . .       27
   7.4  Intangible Property . . . . . . . . . . . . . . . . . . . .       28
   7.5  Option to Purchase  . . . . . . . . . . . . . . . . . . . .       29

8.  Representations And Warranties . . . . . . . . . . . . . . . . . . .   29
    8.1  Due Authorization And Execution . . . . . . . . . . . . . . . .   29
    8.2  Due Organization  . . . . . . . . . . . . . . . . . . . . . . .   29
    8.3  No Breach of Other Agreements . . . . . . . . . . . . . . . . .   29

9.  Financial, Management and Regulatory Reports . . . . . . . . . . . .   29
    9.1  Monthly Facility Reports  . . . . . . . . . . . . . . . . . . .   29
    9.2  Quarterly Financial Statements  . . . . . . . . . . . . . . . .   30
    9.3  Annual Financial Statement  . . . . . . . . . . . . . . . . . .   30
    9.4  Accounting Principles . . . . . . . . . . . . . . . . . . . . .   30
    9.5  Regulatory Reports . . . . . . . . . . . . . . . . . . . . .  .   30

10. Events of Default and Landlord's Remedies  . . . . . . . . . . . . .   31
    10.1 Events of Default . . . . . . . . . . . . . . . . . . . . . . .   35
    10.2 Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    10.3 Receivership  . . . . . . . . . . . . . . . . . . . . . . . . .   37
    10.4 Late Charges  . . . . . . . . . . . . . . . . . . . . . . . . .   38
    10.5 Remedies Cumulative; No Waiver  . . . . . . . . . . . . . . . .   38
    10.6 Performance of Tenant's Obligations by Landlord . . . . . . . .   39

11. Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . .   40

12. Damage by Fire or Other Casualty . . . . . . . . . . . . . . . . . .   40
    12.1 Reconstruction Using Insurance  . . . . . . . . . . . . . . . .   40
    12.2 Surplus Proceeds  . . . . . . . . . . . . . . . . . . . . . . .   41
    12.3 No Rent Abatement . . . . . . . . . . . . . . . . . . . . . . .   41

13. Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    13.1 Complete Taking . . . . . . . . . . . . . . . . . . . . . . . .   41
    13.2 Partial Taking  . . . . . . . . . . . . . . . . . . . . . . . .   42
    13.3 Cap on Awards   . . . . . . . . . . . . . . . . . . . . . . . .   43
    13.4 Lease Remains in Effect . . . . . . . . . . . . . . . . . . . .   43

14. Provisions on Termination of Term  . . . . . . . . . . . . . . . . .   43
    14.1 Surrender of Possession . . . . . . . . . . . . . . . . . . . .   43
    14.2 Removal of Personal Property  . . . . . . . . . . . . . . . . .   43
    14.3 Title to Personal Property Not Removed  . . . . . . . . . . . .   44
    14.4 Management of Premises  . . . . . . . . . . . . . . . . . . . .   44
    14.5 Correction of Deficiencies  . . . . . . . . . . . . . . . . . .   44

15. Notices and Demands  . . . . . . . . . . . . . . . . . . . . . . . .   45

16. Right of Entry; Examination of Records . . . . . . . . . . . . . . .   46

17. Landlord May Grant Liens . . . . . . . . . . . . . . . . . . . . . .   46

18. Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . .   47

19. Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

20. Preservation of Gross Revenues . . . . . . . . . . . . . . . . . . .   49

21. Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . .   49
    21.1 Hazardous Material Covenants  . . . . . . . . . . . . . . . . .   49

     21.2 Tenant Notices to Landlord . . . . . . . . . . . . . . . . .    50
     21.3 Extension of Term  . . . . . . . . . . . . . . . . . . . . .    50
     21.4 Participation in Hazardous Materials Claims  . . . . . . . .    51
     21.5 Environmental Activities . . . . . . . . . . . . . . . . . .    51
     21.6 Hazardous Materials  . . . . . . . . . . . . . . . . . . . .    51
     21.7 Hazardous Materials Claims . . . . . . . . . . . . . . . . .    52
     21.8 Hazardous Materials Laws . . . . . . . . . . . . . . . . . .    52
     21.9 Remediation of Existing Environmental Condition  . . . . . .    53

22.  Assignment and Subletting . . . . . . . . . . . . . . . . . . . .    53

23.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .    56

24.  Holding Over  . . . . . . . . . . . . . . . . . . . . . . . . . .    57

25.  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . .    57

26.  Conveyance by Landlord  . . . . . . . . . . . . . . . . . . . . .    58

27.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . .    58

28.  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . .    58

29.  Severability . . . . . . . . . . . . . . . . . . . . . . . .  . .    59

30.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .    59

31.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . .    59

32.  Waiver and Subrogation  . . . . . . . . . . . . . . . . . . . . .    59

33.  Memorandum of Lease . . . . . . . . . . . . . . . . . . . . . . .    59

34.  Incorporation of Recitals and Attachments . . . . . . . . . . . .    60

35.  Titles and Headings . . . . . . . . . . . . . . . . . . . . . . .    60

36.  Usury Savings Clause  . . . . . . . . . . . . . . . . . . . . . .    60

37.  Joint and Several . . . . . . . . . . . . . . . . . . . . . . . .    60

38.  Survival of Representations, Warranties and Covenants . . . . . .    60

39.  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . .    61

EXHIBIT A Legal Description  . . . . . . . . . . . . . . . . . . . . .   A-1

EXHIBIT B Landlord Personal Property . . . . . . . . . . . . . . . . .   B-1

EXHIBIT C Calculation of Additional Rent . . . . . . . . . . . . . . .   C-1

EXHIBIT D Appraisal Process  . . . . . . . . . . . . . . . . . . . . .   D-1

EXHIBIT E Permitted Exceptions . . . . . . . . . . . . . . . . . . . .   E-1

EXHIBIT F Additional Rent Calculations . . . . . . . . . . . . . . . . .    F-1

EXHIBIT G ALTA Survey  . . . . . . . . . . . . . . . . . . . . . . . . .    G-1

                          LEASE AND SECURITY AGREEMENT

     THIS LEASE AND SECURITY AGREEMENT ("Lease") is made and entered into as of the 11th day of April, 1994 by and between Nationwide Health Properties, Inc., a Maryland corporation ("Landlord"), and Brim Hospitals, Inc., an Oregon corporation ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Landlord is the owner of that certain real property, all improvements thereon and all appurtenances thereto, presently licensed as a one hundred sixteen (116) bed hospital, located at 1306 Maricopa Highway, ojai, California and more specifically described in Exhibit "A" attached hereto, together with certain of the furniture, machinery, equipment, appliances, fixtures, supplies and other personal property used in connection therewith as more specifically described on Exhibit "B" attached hereto ("LANDLORD PERSONAL PROPERTY"). The foregoing property owned by Landlord shall be collectively referred to in this Lease as the "PREMISES"; and

     WHEREAS, Brim, Inc., an Oregon corporation ("GUARANTOR") has agreed to guarantee Tenant's obligations under this Lease; and

     WHEREAS, Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord.

     NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, Landlord hereby leases and lets unto Tenant the Premises for the term and upon the conditions and provisions hereinafter set forth.

     1. TERM.

          1.1 TERM. The term of this Lease shall commence on April 14, 1994 and shall end on May 30, 2004 (the "INITIAL TERM") unless extended pursuant to
Section 1.2 or earlier terminated in accordance with the provisions hereof. The Initial Term and all renewal terms are referred to collectively as the "TERM".

          1.2 RENEWAL TERMS. The Term may be extended for two (2) separate renewal terms of ten (10) years each, upon the satisfaction of all of the following terms and conditions:

                 1.2.1 Not more than five (5) days before or after the date which is twelve (12) months prior to the end of the then current Term, Tenant shall give Landlord written notice that Tenant desires to exercise its right to extend the then current Term for one (1) renewal term.

                 1.2.2 There shall be no Event of Default under this Lease, either on the date of Tenant's notice to Landlord pursuant to
          Section 1.2.1 above, or on the last day of the then current Term.

                 1.2.3 All other provisions of this Lease shall remain in full force and effect and shall continuously apply throughout the renewal term(s).

     2. RENT. During the Initial Term and all renewal terms Tenant shall pay to Landlord minimum rent ("MINIMUM RENT") and additional rent ("ADDITIONAL RENT") as follows:

          2.1 INITIAL TERM MINIMUM RENT. During the first Lease Year of the Initial Term Tenant shall pay to Landlord Minimum Rent of $407,247 annually. During the second and all subsequent Lease Years of the Initial Term Tenant shall pay to Landlord Minimum Rent of $419,464 annually. Such Minimum Rent shall be paid in advance on the first business day of each calendar month in equal monthly installments of $33,937.25 each during the first Lease Year of the Initial Term and $34,955.33 each during the second and all subsequent Lease Years of the Initial Term. If Landlord funds any additional improvements pursuant to Section 5.7 below, during the first Lease Year such annual Minimum Rent shall be increased by an amount equal to nine and 362/1000 percent (9.362%) of the amount advanced by Landlord with a corresponding increase to the monthly payment amount, and during all subsequent Lease Years of the Initial Term such annual Minimum Rent shall be increased by an amount equal to nine and 643/1000 percent (9.643%) of the amount advanced by Landlord with a corresponding increase to the monthly payment amount.

          2.2    INITIAL TERM ADDITIONAL RENT.

                 2.2.1 Commencing with the third Lease Year, and continuing during the Initial Term, Tenant agrees to pay Additional Rent to Landlord on a quarterly basis in arrears no more than 45 days after the end of each calendar quarter. Such Additional Rent shall be equal to two and one-half percent (2.5%) of the amount by which the Gross Revenues for the Lease Year through the applicable quarter exceed the prorated Gross Revenues for the applicable portion of the Base Year. Tenant shall accompany each payment of Additional Rent with a completed calculation in the form of Exhibit "C" attached hereto.

                 2.2.2 "GROSS REVENUES" shall be calculated according to generally accepted accounting principles consistently applied ("GAAP") and shall be defined as all revenues generated by the operation, sublease and/or use of the Premises in any way, excluding
          (i) contractual allowances during the Term for billings not paid by or received from the appropriate governmental agencies or third party providers; (ii) all proper patient billing credits and adjustments according to GAAP relating to health care accounting; and (iii) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately.

                 2.2.3 "LEASE YEAR" shall be defined as the twelve (12) month periods commencing on May 1 of each year of the Term.

                 2.2.4 The "BASE YEAR" during the Initial Term shall mean the year ending on April 30, 1996.

          2.3 RENEWAL TERM MINIMUM RENT. The Minimum Rent for each renewal term shall be expressed as an annual amount but shall be payable in advance in equal monthly installments on the first business day of each calendar month. Such annual Minimum Rent shall be equal to the product of:

                 2.3.1 the greater of (i) the fair market value of the Premises on the date of Tenant's notice of exercise pursuant to
          Section 1.2.1, but not to exceed Landlord's Original Investment ($4,350,000) (as increased under Section 5.7 below, if applicable) increased by three percent (3%) per annum compounded annually or (ii) Landlord's Original Investment ($4,350,000) as increased under
          Section 5.7 below, if applicable; and

                 2.3.2 a percentage equal to three hundred fifty (350) basis points over the 10 year United States Treasury rate in effect on the date of Tenant's notice of exercise pursuant to Section 1.2.1.

If within ten (10) days of the date of Tenant's notice of exercise pursuant to
Section 1.2.1, Landlord and Tenant are unable to agree on the fair market value of the Premises for purposes of this calculation, such fair market value shall be established by the appraisal process described on Exhibit "D" attached hereto. The Minimum Rent for the applicable renewal term must be finally determined by such appraisal process on or before a date ninety (90) days after Tenant's notice of exercise pursuant to section 1.2.1 or Tenant shall lose its right to extend the Term. Landlord and Tenant acknowledge and agree that this Section is designed to establish a fair market Minimum Rent for the Premises during the applicable renewal terms.

          2.4 RENEWAL TERM ADDITIONAL RENT. During each renewal term, Tenant shall pay to Landlord Additional Rent on a quarterly basis in arrears no more than 45 days after the end of each calendar quarter. The Additional Rent for each renewal term shall be calculated as provided in Section 2.2 except that the Base Year for the purpose of determining such Additional Rent shall be the Lease Year immediately preceding the applicable renewal term.

          2.5 TOTAL RENT. For all purposes of calculating and paying Minimum Rent and Additional Rent under this Lease, the total of the Minimum Rent plus Additional Rent payable by Tenant in any Lease Year will not be less than the total Minimum Rent plus Additional Rent paid by Tenant for the previous Lease Year.

          2.6    RENT CAP AND RENT FLOOR.

                 2.6.1 Notwithstanding any of the other terms of this Lease but subject to Sections 2.6.2 and 2.6.4, the total of the Minimum Rent and Additional Rent due during each Lease Year shall not: during the third Lease Year of the Initial-Term exceed $432,048 plus the product of .09933 times capital improvements funded by Landlord pursuant to Section 5.7 of this Lease; and in all subsequent Lease Years increase from one Lease Year to the next by an amount in excess of (i) the applicable percentage, multiplied by (ii) the sum of the Minimum Rent and the Additional Rent due during the immediately preceding Lease

          Year. As used in the foregoing, the "applicable percentage" shall be three percent (3%) in the fourth Lease Year of the Initial Term and three and one-half percent (3.5%) in all subsequent Lease Years.

                 2.6.2 The terms of Section 2.6.1 shall have no applicability in determining the Minimum Rent to be calculated for any renewal term pursuant to Section 2.3 above. However, the terms of
          Section 2.6.1 shall apply in calculating total rent from one year to the next within a renewal term.

                 2.6.3 Notwithstanding any of the other terms of the Lease but subject to Section 2.6.4, in no event shall the total of Minimum Rent plus Additional Rent in the first Lease Year of any renewal term exceed one hundred fifteen percent (115%) of the total of the Minimum Rent plus Additional Rent paid or payable for the last Lease Year in the Initial Term or preceding renewal term, as applicable.

                 2.6.4       Notwithstanding any of the other terms of this
          Section 2.6, the terms of Section 2.5 shall continue to apply such that the sum of the Minimum Rent and the Additional Rent due during any Lease Year shall in no event be less than the sum of the Minimum Rent and the Additional Rent due during the immediately preceding Lease Year.

                 2.6.5 To the extent that Section 2.6.1 operates to limit the rent for any Lease Year, the amount of rent which would have otherwise been paid or payable by Tenant will be carried forward on a cumulative basis and will be paid by Tenant to Landlord in any subsequent Lease Year (other than the first Lease Year of a renewal term) in which the total of the Minimum Rent and Additional Rent is less than the applicable percentage of the total of the Minimum Rent and Additional Rent for the then immediately preceding Lease Year.

                 2.6.6 To the extent that Section 2.6.3 operates to limit the Minimum Rent for the first renewal term, the amount of rent which would have otherwise been paid or payable by Tenant in such first renewal term will be carried forward and will be paid in the second renewal term (evenly divided over all of the months in such second renewal term) to the extent that the Minimum Rent for such second renewal term is less than one hundred fifteen percent (115%) of the total of the Minimum Rent and Additional Rent for the last Lease Year in the first renewal term.

                 2.6.7 Within sixty (60) days of the end of each Lease Year, Tenant shall deliver to Landlord a report in the form attached hereto as Exhibit F. certified by an officer or general partner of Tenant, as applicable, setting forth the calculations set forth therein. If said report provides that Tenant owes Landlord any sum of money, Tenant shall accompany such report delivered to Landlord with such funds. If said report provides that Landlord owes Tenant any sum of money, such sum shall be applied as a credit against future installments of Minimum Rent and Additional Rent due from Tenant to
          Landlord: provided, however. if such sum is owed by Landlord to Tenant with respect to the last year of the Lease Term, Landlord shall pay such sum to Tenant within thirty (30) days of Landlord's receipt of the report in question.

          2.7 PRORATION FOR PARTIAL PERIODS. The rent for any month during the Term which begins or ends on other than the first or last calendar day of a calendar month shall be prorated based on actual days elapsed.

          2.8 ABSOLUTE NET LEASE. All rent payments shall be absolutely net to the Landlord free of taxes (as described in Section 3.1 hereof), assessments, utility charges, operating expenses, refurnishings insurance premiums or any other charge or expense in connection with the Premises. All expenses and charges, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, taxes, utilities, and other operating or other charges of a like nature or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intentions of the parties hereto. Tenant shall continue to perform its obligations under this Lease even if Tenant claims that Tenant has been damaged by any act or omission of Landlord. Therefore, Tenant shall at all times remain obligated under this Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind, except in the event that Landlord breaches its obligations under Section 18 or as otherwise expressly provided therein. Tenant's sole right to recover damages against Landlord by reason of a breach or alleged breach of Landlord's obligations under this Lease shall be to prove such damages in a separate action against Landlord.

     3.   TAXES. ASSESSMENTS AND OTHER CHARGES:

          3.1 TENANT'S OBLIGATIONS. Tenant agrees to pay and discharge (including the filing of all required returns) any and all taxes (including but not limited to real estate and personal property taxes, business and occupational license taxes, ad valorem sales, use, single business, gross receipts, transaction privilege, rent or other excise taxes) and other assessments levied or assessed against the Premises or any interest therein during the Term, prior to delinquency or imposition of any fine, penalty, interest or other cost.

          3.2 PRORATION. At the commencement and at the end of the Term, all such taxes and assessments shall be prorated.

          3.3 RIGHT TO PROTEST. Landlord and/or Tenant shall have the right, but not the obligation, to protest the amount or payment of any real or personal property taxes or assessments levied against the Premises; provided that in the event of any protest by Tenant, Landlord shall not incur any expense because of any such protest, Tenant shall diligently and continuously prosecute any such protest and notwithstanding such protest Tenant shall pay any tax, assessment or other charge before the imposition of any penalty or interest.

          3.4 TAX BILLS. Landlord shall promptly forward to Tenant copies of all tax bills and payment receipts relating to the Premises received by Landlord.

          3.5 OTHER CHARGES. Tenant agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against the Premises during the Term.

     4.   INSURANCE.

          4.1 GENERAL INSURANCE REQUIREMENTS. Except as set forth herein, all insurance provided for in this Lease shall be maintained under valid and enforceable policies issued by insurers or reinsurers of recognized responsibility, licensed (either admitted or not admitted) to do business in the State of California, having a general policyholders rating of not less than "A minus", a financial rating of not less than "Class V" in the then most current Best's Insurance Report, and an overall performance rating of "excellent." Any and all policies of insurance required under this Lease shall name the Landlord as an additional insured and shall be on an "occurrence" basis, or if on a "claims made" basis the Tenant shall provide for the purchase of a one year tail at the expiration of the "claims made" policy in question. In addition, Landlord shall be shown as the loss payable beneficiary under the property insurance policy maintained by Tenant pursuant to Section 4.2. All policies of insurance required herein may be in the form of "blanket" or "umbrella" type policies which shall name the Landlord and Tenant as their interests may appear and allocate to the Premises the full amount of insurance required hereunder.

Original policies or satisfactory certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of the Landlord shall be filed with the Landlord prior to the commencement of the Term and shall provide that the subject policy may not be canceled except upon not less than ten (10) days prior written notice to Landlord. Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be deposited with Landlord not less than ten (10) days prior to the expiration dates of the policies. Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of the Tenant or of its insurance carrier, but shall be subject to joint control of Tenant and Landlord.

          4.2 FIRE AND EXTENDED COVERAGE. Tenant shall keep the Premises insured against loss or damage by fire, with extended coverage endorsement covering loss or damage, by lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake (if within an earthquake zone Tenant will provide earthquake insurance as soon as practicable after the commencement of the Initial Term), malicious mischief and such other risks as are normally covered under such endorsement in the amounts that are not less than the full insurable value of the Premises including all equipment and personal property (whether or not Landlord Personal Property) used in the operation of the Premises, but in no event less than Seven Million Six Hundred Thousand Dollars ($7,600,000). The term "FULL INSURABLE VALUE" as used in this Lease shall mean the greater of (i) Seven Million Six Hundred Thousand Dollars

($7,600,000) or (ii) Landlord's Original Investment ($4,350,000) (as increased under Section 5.7 below, if applicable) increased by three percent (3%) per annum compounded annually from the date of this Lease.

          4.3 PUBLIC LIABILITY. Tenant shall maintain general public liability insurance (including products liability coverage) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining sidewalks and passageways, such insurance to afford protection to Landlord and Tenant of not less than Five Million Dollars ($5,000,000) with respect to bodily injury or death to any one person, not less than Five Million Dollars ($5,000,000) with respect to any one accident, and not less than One Million Dollars ($1,000,000) with respect to property damage; provided, that Landlord shall have the right at any time hereafter to require such higher limits as may be reasonable and customary for transactions and properties similar to the Premises.

          4.4 PROFESSIONAL LIABILITY INSURANCE. Tenant shall maintain insurance against liability imposed by law upon Tenant and its Affiliates for damages on account of professional services rendered or which should have been rendered by Tenant or its Affiliates or any person for which acts Tenant or its Affiliates is legally liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of Five Million Dollars ($5,000,000) for each claim and One Hundred Million Dollars ($100,000,000) in the aggregate. In the alternative, Tenant shall participate in the professional liability insurance program provided by the California Hospital Insurance Company, which provides professional liability insurance in an amount of not less than Five Million Dollars ($5,000,000) for each claim.

          4.5 WORKERS COMPENSATION. Tenant shall comply with all legal requirements regarding worker's compensation, including any requirement to maintain worker's compensation insurance against claims for injuries sustained by Tenant's employees in the course of their employment.

          4.6 BOILER INSURANCE. If required by Landlord in its reasonable discretion, Tenant shall maintain boiler and pressure vessel insurance on any fixtures or equipment which are capable of bursting or exploding, in an amount not less than Five Million Dollars ($5,000,000) for damage to property, bodily injury or death resulting from such perils.

          4.7 BUSINESS INTERRUPTION INSURANCE. Tenant shall maintain, at its expense, business interruption insurance insuring against loss of rental value for a period not less than one (1) year.

                  [Remainder of page intentionally left blank]

     5.   Use, Maintenance and Alteration of the Premises.

          5.1    Tenant's Maintenance Obligations.

                 5.1.1 Tenant will keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping. Tenant shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen necessary to keep the Premises in good and lawful order and condition and in substantial compliance with all requirements for the licensing of hospitals (and nursing homes if the Premises are subject to a nursing home license) in the State of California and certification for participation in Medicare and MediCal (or any successor programs) or as otherwise required under all applicable local, state and federal laws.

                 5.1.2 As part of Tenant's obligations under this Section 5.1, Tenant shall be responsible to maintain, repair and replace all Landlord Personal Property and all Tenant Personal Property in good condition, ordinary wear and tear excepted, consistent with prudent industry practice.

          5.2    REGULATORY COMPLIANCE.

                 5.2.1 Tenant and the Premises shall comply with all federal, state and local licensing and other laws and regulations applicable to hospitals (and nursing homes if the Premises are subject to a nursing home license) as well as with the certification requirements of Medicare and MediCal (or any successor program). Further, Tenant shall ensure that the Premises continue to be licensed as a hospital with a licensed capacity of 116 beds fully certified for participation in Medicare and MediCal (or any successor program) throughout the Term and at the time the Premises are returned to Landlord at the termination thereof, all without any suspension, revocation, decertification or limitation. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Premises.

                 5.2.2 All inspection fees, costs and charges associated with a change of such licensure or certification shall be borne solely by Tenant. Tenant shall at its sole cost make any additions or alterations to the Premises necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of the Premises from Tenant or Tenant's assignee or subtenant to Landlord or Landlord's designee at the expiration or termination of the Term.

          5.3 PERMITTED USE. Tenant shall continuously use and occupy the Premises during the Term, solely as a 116 bed licensed hospital.

          5.4    TENANT REPURCHASE OBLIGATION. If Tenant fails to comply with
Section 5.3, if the certification of the Premises under Medicare or MediCal (or any successor program) is revoked, suspended or materially limited, or if the hospital (or nursing home license, if any) of the Premises is revoked, suspended or materially limited, then in addition to Landlord's other rights and remedies under this Lease, Landlord shall have the right to put the Premises to Tenant. If Landlord exercises such right, Tenant shall purchase the Premises from Landlord for a cash price equal to the greater of Landlord's Original Investment ($4,350,000) as increased under Section 5.7 below, if applicable or the fair market value of the Premises on the date of Landlord's notice of exercise; provided, however, in no event shall the cash price exceed Landlord's Original Investment ($4,350,000) (as increased under Section 5.7 below, if applicable) increased by three percent (3%) per annum compounded annually. Such fair market value shall be as agreed between Landlord and Tenant. However, failing such agreement within ten (10) days of Landlord's notice of exercise under this Section, such fair market value shall be determined by the appraisal process set forth in Exhibit "D" attached hereto. Within ninety (90) days of Landlord's exercise of its put under this Section 5.4, such purchase shall be consummated utilizing an escrow at a national title company selected by Landlord. Such escrow shall be documented on such title company's standard sale escrow instructions without representations or warranties and without any due diligence or other contingencies in favor of the buyer.

Tenant shall pay all costs of such sale transaction. At the close of such sale, Landlord shall deliver to Tenant title to the Premises subject only to those title exceptions shown on Exhibit "E" attached hereto.

          5.5 No Liens: Permitted Contests. Tenant shall not cause or permit any liens, levies or attachments to be placed or assessed against the Premises or the operation thereof for any reason. However, Tenant shall be permitted in good faith and at its expense to contest the existence, amount or validity of any lien upon the Premises by appropriate proceedings sufficient to prevent the collection or other realization of the lien or claim so contested, as well as the sale, forfeiture or loss of any of the Premises or any rent to satisfy the same. Tenant shall provide Landlord with security satisfactory to Landlord in Landlord's reasonable judgment to assure the foregoing. Each contest permitted by this Section 5.5 shall be promptly and diligently prosecuted to a final conclusion by Tenant.

          5.6 ALTERATIONS BY TENANT. Tenant shall have the right of altering, improving, replacing, modifying or expanding the facilities, equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises under this Lease; provided, however, that any alterations, improvements, replacements, expansions or modifications in excess of Two Hundred Fifty Thousand Dollars ($250,000) (exclusive of improvements funded by Landlord under Section 5.7 below) in any rolling twelve (12) month period shall require the prior written consent of the Landlord, which consent may not be unreasonably withheld. The cost of all such alterations, improvements, replacements, modifications, expansions or other purchases, whether undertaken as an on-going licensing, Medicare or MediCal (or any successor program) or other regulatory requirement or otherwise shall be borne solely and exclusively by Tenant (unless funded by Landlord under Section 5.7) and shall immediately become a part of the Premises and the property of the Landlord subject to the terms and conditions of this Lease. All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with all existing codes and regulations pertaining to the Premises and shall comply with the requirements of insurance policies required under this Lease. In the event any items of the Premises have become inadequate, obsolete or worn out or require replacement (by direction of any regulatory body or otherwise), Tenant shall remove such items and exchange or replace the same at Tenant's sole cost and the same shall become part of the Premises and property of the Landlord except as the same is subject to Landlord's option to purchase pursuant to Section 7.5 below. Notwithstanding any of the other terms of this Section 5.6, all Landlord Personal Property which is replaced by Tenant during the Term shall, at the end of the Term, become the property of Landlord if either of the following conditions are satisfied (i) if Tenant owns such property at the end of the Term, the property shall automatically become the property of Landlord or (ii) if such property is leased by Tenant at the end of the Term, the property shall become the property of Landlord and Landlord shall assume Tenant's obligations under such leases, but only if (a) the lessor under such leases is directly and indirectly an unrelated third party to Tenant and (b) the lease terms are customary to the business practices of health care equipment leases as such practices exist at the time of the execution of such leases and (c) within ninety days (90) prior to the end of the Term, Tenant shall deliver to Landlord a report which in reasonable detail describes the terms of such leases and identifies Landlord's Personal Property.

          5.7 CAPITAL IMPROVEMENTS FUNDED BY LANDLORD. In the event Tenant desires to make a capital improvement or a related series of capital improvements to the Premises which are completed in the first Lease Year, Tenant may request that Landlord fund such improvements under this Section 5.7. Tenant shall accompany such request with a description of such improvements in reasonable detail, and Landlord shall have the right to inspect the improvements completed by Tenant. Landlord shall not unreasonably withhold its approval of the funding of such improvements. Landlord shall approve or disapprove such funding within thirty (30) days of Tenant's written request hereunder. Upon Landlord's approval of such request, Landlord shall promptly reimburse Tenant for its customary and reasonable costs of completing such capital improvements, provided that Landlord's reimbursement payments under this Section 5.7 shall not exceed a total aggregate amount of One Million Dollars ($1,000,000). Each and every capital improvement funded by Landlord under this Section 5.7 shall immediately become a part of the Premises and shall belong to Landlord subject to the terms and conditions of this Lease. Landlord and Tenant contemplate there will be capital improvements exceeding a total aggregate amount of One Million Dollars ($1,000,000) during the Term, and at Landlord's sole discretion and subject to Landlord's Board of Directors approval, Landlord will consider funding such improvements on terms then prevailing for like investments of Landlord. If Landlord funds any capital improvements, Landlord's Original Investment shall be increased for all purposes under this Lease by the amount of the funds provided by Landlord for capital improvements.

          5.8 COMPLIANCE WITH IRS GUIDELINES. Any improvement or modification to the Premises shall satisfy the requirements set forth in Sections 4(4).02 and .03 of Revenue Procedure 75-21, 1975-1 C.B. 715, as modified by Revenue Procedure 79-48, 1979-2 C.B. 529. Landlord reserves the right to refuse to consent to any improvement or modification to the Premises if, in its judgment, such improvement or modification does not meet the foregoing requirements.

          5.9 OPTION TO REACQUIRE. In consideration of the execution by Tenant of this Lease and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord hereby grants to Tenant an option to acquire that certain portion of the Premises which is described on that certain ALTA Survey dated April 4, 1994, prepared by William L. Meagher, a copy of which is attached hereto as Exhibit "G" as "Vacant Land" and as "Oak Trees", but not including a ten foot (10') strip of land along the North edge of the asphalt located on the "Oak Trees" portion of the Premises of such Survey, upon the satisfaction of all of the following terms and conditions:

                 5.9.1 There shall be no Event of Default hereunder on the date on which Tenant exercises such option and on the date on which such conveyance is to close;

                 5.9.2 Landlord shall have received satisfactory evidence that the portion of the Premises not to be released will have the benefit of such easements and rights of way in, over and through the portion of the Premises to be released as are, in Landlord's judgment, necessary or desirable to provide or assure access to and from, utility service to, parking for and common wall maintenance and support to the remaining portion of the Premises;

                 5.9.3 Landlord shall have received satisfactory evidence that the remaining portion after such conveyance comprises a legal lot in compliance with all subdivision and zoning laws and for tax assessment purposes;

                 5.9.4 Landlord shall deliver title to the portion of the Premises to be released subject to those title exceptions shown in Exhibit "E";

                 5.9.5 Tenant shall pay all costs associated with the transfer of Landlord's interest in the portion of the Premises to be released, including, without limitation, Landlord's attorneys' fees.

                 5.9.6 The transfer documents for the portion of the Premises to be released shall contain a use restriction satisfactory to Landlord that so long as Landlord is the fee owner of any portion of the Premises remaining subject to this Lease, the released portion of the Premises shall be used solely for health care purposes, but excluding acute care and nursing home purposes; provided, however, that if Tenant desires to swap the released portion of the Premises with that certain property adjacent to the Premises and which is described on the above mentioned ALTA survey as "Existing Church (the "CHURCH PROPERTY"), then the released portion of the Premises may be used as a church;

                 5.9.7 The released portion shall be encumbered with a covenant running with the land in favor of such portion of the Premises remaining subject to this Lease that so long as Landlord is the fee owner of any portion of the Premises remaining subject to this Lease, the released portion of the Premises shall be used only for health care purposes, but excluding acute care and nursing home purposes; provided, however, that if the Church Property is swapped as described in Section 5.9.6, then the released portion of the Premises shall be burdened with a covenant running with the land in favor of the portion of the Premises remaining subject to this Lease that such released portion shall be used only for church purposes so long as Landlord is the fee owner of any portion of the Premises remaining subject to this Lease, and the Church Property shall be burdened with a covenant running with the land in favor of the portion of the Premises remaining subject to this Lease that the Church Property shall be used only for health care purposes, but excluding acute care and nursing home purposes, so long as Landlord is the fee owner of any portion of the Premises remaining subject to this Lease.

                 5.9.8 If a portion of the Premises is released pursuant to this Section 5.9, the Premises thereafter will consist of the portion of the Premises remaining subject to this Lease, but there will be no pro-rata reductions under this Lease for any purpose, including, without limitation, Landlord's Original Investment or determining rent for renewal terms.

     6. CONDITION AND TITLE OF PREMISES. Tenant acknowledges that it is presently engaged in the operation of hospital facilities in the State of California and has expertise in the hospital industry for facilities similar to the Premises. Tenant has thoroughly investigated the Premises, has selected the Premises to its own specifications, and has concluded that no improvements or modifications to the Premises are required in order to complete the Premises for its intended use. Tenant accepts said Premises for use as a hospital under this Lease on an "AS IS" basis and will assume all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. In making its decision to enter into this Lease, Tenant has not relied on any representations or warranties, express or implied, of any kind from Landlord. Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory.

     7.   LANDLORD AND TENANT PERSONAL PROPERTY.

          7.1 TENANT PERSONAL PROPERTY. Tenant shall install, affix or assemble or place on the Premises all items of furniture, fixtures, equipment and supplies not included as Landlord Personal Property as Tenant reasonably considers to be appropriate for Tenant's use of the Premises as contemplated by this Lease (the "TENANT PERSONAL PROPERTY"). Tenant shall provide and maintain during the entire Term all Tenant Personal Property as shall be necessary in order to operate the Premises in compliance with all requirements set forth in this Lease. All Tenant Personal Property shall be and shall remain the property of Tenant and may be removed by Tenant upon the expiration of the Term. However if there is any Event of Default, Tenant will not remove the Tenant Personal Property from the Premises and will on demand from Landlord, convey the Tenant Personal Property to Landlord by executing a bill of sale in a form reasonably required by Landlord. In any event, Tenant will repair all damage to the Premises caused by any removal of the Tenant Personal Property.

          7.2    LANDLORD'S SECURITY INTEREST.

                      7.2.1 The parties intend that if Tenant defaults under this Lease, Landlord will control the Tenant Personal Property and the Intangible Property so that Landlord or its designee can operate or re-let the Premises intact for use as a hospital.

                      7.2.2 Therefore, to implement the intention of the parties, and for the purpose of securing the payment and performance of Tenant's obligations under this Lease, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual lien upon, all of Tenant's right, title and interest in and to the Tenant Personal Property and in and to the Intangible Property and any and all products and proceeds thereof, in which Tenant now owns or hereafter acquires an interest or right, including any leased Tenant Personal Property. This Lease constitutes a security agreement covering all such Tenant Personal Property and the Intangible Property. The security interest granted to Landlord in this Section 7.2.2. is intended by Landlord and Tenant to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Tenant Personal Property so long as the lessor or financier of such Tenant Personal Property agrees to give Landlord written notice of any default by Tenant under the terms of such lease or financing arrangement, to give Landlord a reasonable time following such notice to cure any such default and to consent to Landlord's written assumption of such lease or financing arrangement upon Landlord's curing of any defaults thereunder. This security agreement and the security interest created herein shall survive the termination of this Lease if such termination results from the occurrence of an Event of Default.

          7.3 FINANCING STATEMENTS. If required by Landlord at any time during the Term, Tenant will execute and deliver to Landlord, in form reasonably satisfactory to Landlord, additional security agreements, financing statements, fixture filings and such other documents as Landlord may reasonably require to perfect or continue the perfection of Landlord's security interest in the Tenant Personal Property and the Intangible Property and any and all products and proceeds thereof now owned or hereafter acquired by Tenant. Tenant shall pay all fees and costs that Landlord may incur in filing such documents in public offices and in obtaining such record searches as Landlord may reasonably require. In the event Tenant fails to execute any financing statements or other documents for the perfection or continuation of Landlord's security interest, Tenant hereby appoints Landlord as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

          7.4 INTANGIBLE PROPERTY. The term "INTANGIBLE PROPERTY" means all rents, profits, income or revenue derived from the use of rooms or other space within the Premises or the providing of services in or from the Premises; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, choses in action, now owned or hereafter acquired by Tenant (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Tenant's operation or use of the Premises; all licenses and permits now owned or hereinafter acquired by Tenant, necessary or desirable for Tenant's use of the Premises under this Lease, including without limitation, if applicable, any certificate of need or other similar certificate; the right to use any trade or other name associated with the operation of the Premises by Tenant, including without limitation the name "Ojai Valley Community Hospital"; but shall not include any accounts receivable now owned or hereafter acquired by Tenant.

          7.5 OPTION TO PURCHASE. At the end of the Term Landlord has the option to purchase all Tenant Personal Property and to assume all leases for Tenant Personal Property.

     8. REPRESENTATIONS AND WARRANTIES. Landlord and Tenant do hereby each for itself represent and warrant to each other as follows:

          8.1 DUE AUTHORIZATION AND EXECUTION. This Lease and all agreements, instruments and documents executed or to be executed in connection herewith by either Landlord or Tenant were duly authorized and shall be binding upon the party that executed and delivered the same.

          8.2 DUE ORGANIZATION. Landlord and Tenant are duly organized, validly existing and in good standing under the laws of the State of their respective formations and are duly authorized and qualified to do all things required of them under this Lease within the State of California.

          8.3 NO BREACH OF OTHER AGREEMENTS. Neither this Lease nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which either Landlord or Tenant is a party.

     9.   FINANCIAL, MANAGEMENT AND REGULATORY REPORTS.

          9.1 Monthly Facility Reports. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver monthly financial reports, in the form Tenant generates internally, to Landlord consisting of a balance sheet, income statement, total patient days, occupancy and payor mix concerning the business conducted at the Premises.

          9.2 QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days of the end of each of the first three quarters of the fiscal years of Guarantor, Tenant shall deliver the unaudited quarterly consolidated financial statements of Guarantor to Landlord.

          9.3 ANNUAL FINANCIAL STATEMENT. Within ninety (90) days of the fiscal year end of both Tenant and Guarantor, Tenant shall deliver to Landlord any internally prepared annual financial statements of Tenant and an unaudited draft of the annual consolidated financial statements of Guarantor. Within one hundred twenty (120) days of the fiscal year end of Guarantor, Tenant shall deliver to Landlord the annual consolidated financial statements of Guarantor audited by a reputable certified public accounting firm. Notwithstanding any of the other terms of this Section 9.3, if Tenant or Guarantor become subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, Tenant shall concurrently deliver to Landlord such reports as are delivered to the SEC pursuant to applicable security laws.

          9.4 ACCOUNTING PRINCIPLES. All of the reports and statements required hereby shall be prepared in accordance with GAAP and Tenant's accounting principles consistently applied.

          9.5 REGULATORY REPORTS. In addition, Tenant shall promptly, but in any event no later than ten (10) calendar days of receipt thereof deliver to Landlord all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to the Premises and the operation of business thereon, including, without limitation, state department of health licensing surveys, Medicare and MediCal (and successor programs) certification surveys and life safety code reports. Within five (5) calendar days of receipt thereof, Tenant shall give Landlord written notice of any violation of any federal, state or local licensing or reimbursement certification statute or regulation including without limitation Medicare or MediCal (or successor programs), any suspension, termination or restriction placed upon Tenant or the Premises, the operation of business thereon or the ability to admit patients, or any violation of any other permit, approval or certification in connection with the Premises or its business, by any federal, state or local authority including without limitation Medicare or MediCal (or successor programs).

     10.  EVENTS OF DEFAULT AND LANDLORD'S REMEDIES.

          10.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant hereunder ("EVENT OF DEFAULT"):

                 10.1.1 The failure to pay within the applicable grace period any Minimum Rent, Additional Rent, taxes or assessments, utilities, premiums for insurance or other charges or payments required of Tenant under this Lease. As used herein, the "applicable grace period" shall be ten (10) calendar days from the date on which the applicable payment is due, provided, however, following two (2) consecutive failures to pay as described in this Section 10.1.1, or following any three (3) such failures to pay in any rolling twelve (12) month period, the applicable grace period shall be five (5) calendar days from the date on which the applicable payment is due;

                 10.1.2 A material breach by Tenant of any of the representations, warranties or covenants in favor of Landlord as set forth in the Purchase and Sale Agreement of even date herewith;

                 10.1.3 A material default by Tenant or any Guarantor (or any Affiliate of either) ("AFFILIATE" being defined to mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with the first person or entity) under any obligation other than this Lease owed by Tenant or any Guarantor (or any Affiliate of either) to Landlord or any Affiliate of Landlord (including without limitation any financing agreement or any other lease), which default is not cured within any applicable cure period provided in the documentation for such obligation;

                 10.1.4 A default by Tenant or any Guarantor with respect to any obligation with a principal amount of at least One Million Dollars ($1,000,000) under any other lease or financing agreement with any other party, which default is not cured within any applicable cure period provided in the documentation for such obligation;

                 10.1.5 Any material misstatement or omission of fact in any written report, notice or communication from Tenant or any Guarantor to Landlord with respect to Tenant, any Guarantor or the Premises;

                 10.1.6 An assignment by Tenant or any Guarantor of all or substantially all of its property for the benefit of creditors;

                 10.1.7 The appointment of a receiver, trustee, or liquidator for Tenant or any Guarantor, or any of the property of Tenant or any Guarantor, if within three (3) business days of such appointment Tenant does not inform Landlord in writing that Tenant or Guarantor intends to cause such appointment to be discharged or Tenant or Guarantor does not thereafter diligently prosecute such discharge to completion within thirty (30) days after the date of such appointment;

                 10.1.8 The filing by Tenant or any Guarantor of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against Tenant or any Guarantor by any other party and Tenant does not within three (3) business days of any such filing inform Landlord in writing of the intent by Tenant or

          Guarantor to cause such petition to be dismissed, if Tenant or Guarantor does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof; and

                 10.1.9 The failure to perform or comply with any other material Lease term or provision not requiring the payment of money, including, without limitation, the failure to comply with the provisions hereof pertaining to the use, operation and maintenance of the Premises; provided, however, the default described in this
          Section 10.1.9 is curable and shall be deemed cured, if: (i) within three (3) business days of Tenant's receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (ii) Tenant cures such default within thirty (30) days after such notice from Landlord, unless such default cannot with due diligence be cured within a period of thirty (30) days because of the nature of the default or delays beyond the control of Tenant, and cure after such thirty (30) day period will not have a material and adverse effect upon the Premises, in which case such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof, provided, however, no such default shall continue for more than one hundred twenty (120) days from Tenant's receipt of a notice of default from Landlord.

          10.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the laws of the State of California available to a lessor of real and personal property in the event of a default by its lessee (including Section 1951.2 of the California Civil
Code), and as to the Tenant Personal Property all remedies granted under the laws of such State to a secured party under its Uniform Commercial Code. Without limiting the foregoing, Landlord shall have the right to do any of the following:

                 10.2.1 Sue for the specific performance of any covenant of Tenant under this Lease as to which Tenant is in breach;

                 10.2.2 Upon compliance with the requirements of applicable law, Landlord may do any of the following: enter upon the Premises, terminate this Lease, dispossess Tenant from the Premises and/or collect money damages by reason of Tenant's breach, including without limitation all rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term;

                 10.2.3 Elect to leave this Lease in place and sue for rent and/or other money damages as the same come due;

                 10.2.4 Before or after repossession of the Premises pursuant to Section 10.2.2, and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or for any failure to collect any rent due upon any such reletting. Tenant agrees to pay Landlord, immediately upon demand, all expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers;

                 10.2.5 Without limiting the generality of the foregoing, it is specifically intended that Landlord shall be entitled as part of its award to the measure of damages set forth in Section 1951.2(a)
          (3) of the California Civil Code, and in that regard the damages which Landlord may recover shall include the worth at the time of the award of the amount of unpaid rent for the balance of the then current Term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided;

                 10.2.6 Sell the Tenant Personal Property in a non-judicial foreclosure sale.

                 10.2.7 For the purpose of calculating Landlord's damages in the event of Tenant's breach, Additional Rent shall be utilized at the higher of the amount actually due or projected on the basis of historical performance, but in no event shall such amount exceed the limitations on rent increases set forth in Section 2.6 above.

          10.3 RECEIVERSHIP. Tenant acknowledges that one of the rights and remedies which may be available to Landlord under applicable law is to apply to a court of competent jurisdiction for the appointment of a receiver to collect the rents, issues, profits and income of the Premises and to manage the operation of the Premises. Tenant further acknowledges that the revocation, suspension or material limitation of the certification of the Premises for provider status under Medicare or MediCal (or successor programs) and/or the revocation, suspension or material limitation of the license of the Premises as a 116 bed hospital under the laws of the State of California will materially and irreparably impair the value of Landlord's investment in the Premises. Therefore, in any of such events, and in addition to any other right or remedy of Landlord under this Lease, Landlord may petition any appropriate court for the appointment of a receiver to manage the operation of the Premises, to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible the nursing home license and provider certification of the Premises or to otherwise substitute the licensee or provider thereof. Tenant hereby irrevocably stipulates to the appointment of a receiver under such circumstances and for such purposes and agrees not to contest such appointment.

          10.4 LATE CHARGES. Tenant acknowledges that the late payment of any Minimum Rent or Additional Rent will cause Landlord to lose the use of such money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any installment of Minimum Rent or Additional Rent is not paid within five (5) calendar days after the due date for such rent payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to ten percent (10%) of the amount of any installment of Minimum Rent or Additional Rent not paid on the due date. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant.

          10.5 REMEDIES CUMULATIVE; NO WAIVER. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. A receipt by Landlord of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord.

          10.6 PERFORMANCE OF TENANT'S OBLIGATIONS BY LANDLORD. If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default of Tenant hereunder, make any such payment or perform any such act for the account and at the expense of Tenant, and may enter upon the Premises for the purpose of taking all such action thereon as may be reasonably necessary therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the rate of the Prime Rate as reported daily by the Wall Street Journal plus 5% (or if said interest rate is violative of any applicable statute or law, then the maximum interest rate allowable) from the date of the making of such payment or the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord on demand.

     11. SECURITY DEPOSIT. Tenant has deposited with the Landlord the sum of Two Hundred Three Thousand Six Hundred Twenty-four Dollars ($203,624) representing a security deposit against the faithful performance of the terms and conditions contained in this Lease. Landlord shall not be deemed a trustee as to such deposit and shall have the right to commingle said security deposit with its own or other funds. Interest thereon at the then current rate of interest of a three month U.S. Treasury Bill shall be paid by Landlord to the Tenant on a quarterly basis in arrears. Tenant shall have the right to substitute a letter of credit for such deposit on terms and issued by a financial institution acceptable to Landlord.

     12.  DAMAGE BY FIRE OR OTHER CASUALTY.

          12.1 RECONSTRUCTION USING INSURANCE. In the event of the damage or destruction of the Premises, Tenant shall forthwith notify Landlord and diligently repair or reconstruct the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be used for the repair or reconstruction of the Premises pursuant to reasonable disbursement controls in favor of Landlord. If such proceeds are insufficient for such purposes, Tenant shall provide the required additional funds. In the event any such damage or destruction occurs during the last six (6) months of the Term, to the extent of fifty percent (50%) or more of the replacement value of the Premises, Tenant may, at Tenant's option, to be evidenced by notice in writing given to Landlord within thirty (30) days after the occurrence of such damage or destruction, elect to pay to Landlord any available insurance proceeds, including, without limitation, business interruption insurance proceeds described in Section 4.7, in which event this Lease shall terminate.

          12.2 SURPLUS PROCEEDS. If there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the Premises, such surplus shall belong to and be paid to Tenant.

          12.3 No Rent Abatement. Except as provided in Section 12.1 with respect to the last six (6) months of the Term if Tenant exercises the option provided therein, the rent payable under this Lease shall not abate by reason of any damage or destruction of the Premises by reason of an insured or uninsured casualty. Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such damage or destruction.

     13.  CONDEMNATION.

          13.1 COMPLETE TAKING. If during the Term all or substantially all of the Premises is taken or condemned by any competent public or quasi-public authority, then Tenant may, at Tenant's election, made within thirty (30) days of such taking by condemnation, terminate this Lease, and current Minimum Rent and Additional Rent shall be prorated as of the date of such termination. The award payable upon such taking shall be allocated between Landlord and Tenant as so allocated by the taking authority. In the absence of such allocation by the taking authority, the award shall be allocated as agreed by Landlord and Tenant. Failing such agreement within thirty (30) days after the effective date of such taking, the award shall be allocated between Landlord and Tenant pursuant to the appraisal procedure described on Exhibit "D" attached hereto.

          13.2 PARTIAL TAKING. In the event such condemnation proceeding or right of eminent domain results in a taking of less than all or substantially all of the Premises, the Minimum Rent and Additional Rental thereto shall be abated to the same extent as the diminution in the fair market value of the Premises by reason of the condemnation. Such fair market value shall be as agreed between Landlord and Tenant, but failing such agreement within thirty
(30) days of the effective date of the condemnation such fair market value will be determined by appraisal pursuant to Exhibit "D" attached hereto. Landlord shall be entitled to receive and retain any and all awards for the partial taking and damage and Tenant shall not be entitled to receive or retain any such award for any reason. Landlord's Original Investment will be reduced for all purposes under this Lease by reason of any award paid to Landlord under this Section 13.2.

          13.3 CAP ON AWARDS. Notwithstanding any of the other terms of Sections 13.1 and 13.2, in no event shall any awards allocated to Landlord for the complete taking or partial taking of the Premises, as described in Sections
13.1 and 13.2, exceed Landlord's Original Investment ($4,350,000) (as increased pursuant to Section 5.7, if applicable) increased by three percent (3%) per annum compounded annually.

          13.4 LEASE REMAINS IN EFFECT. Except as provided above, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking.

     14.  PROVISIONS ON TERMINATION OF TERM.

          14.1 SURRENDER OF POSSESSION. Tenant shall, on or before the last day of the Term, or upon earlier termination of this Lease, surrender to Landlord the Premises (including all patient charts and records along with appropriate patient consents,) in good condition and repair, ordinary wear and tear excepted.

          14.2 REMOVAL OF PERSONAL PROPERTY. If Tenant is not then in default hereunder Tenant shall have the right in connection with the surrender of the Premises to remove from the Premises all Tenant Personal Property (unless Landlord exercises the option pursuant to Section 7.5) but not the Landlord Personal Property (including the Landlord Personal Property replaced by

Tenant or required by the State of California or any other governmental entity to operate the Premises for the purpose set forth in Section 5.3 above). Any such removal shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal. At the end of the Term, Tenant shall return the Premises to Landlord with the Landlord Personal Property (or replacements thereof) in the same condition and utility as was delivered to Tenant at the commencement of the Term, normal wear and tear excepted.

          14.3 TITLE TO PERSONAL PROPERTY NOT REMOVED. Title to any of Tenant Personal Property which is not removed by Tenant upon the expiration of the Term shall, at Landlord's election, vest in Landlord; provided, however, that Landlord may remove and dispose at Tenant's expense of any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to the Tenant.

          14.4 MANAGEMENT OF PREMISES. Upon the expiration or earlier termination of the Term, Landlord or its designee, upon written notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Premises and Tenant agrees to cooperate fully with Landlord or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Premises. Tenant shall not commit an act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of the facility, and Tenant shall comply with all requests for an orderly transfer of the hospital license, Medicare and Medical (or any successor program) certifications and possession at the time of any such surrender. Upon the expiration or earlier termination of the Term, Tenant shall promptly deliver copies of all of Tenant's books and records relating to the Premises and its operations to Landlord.

          14.5 CORRECTION OF DEFICIENCIES. Upon termination or cancellation of this Lease, Tenant shall indemnify Landlord for any loss, damage, cost or expense incurred by Landlord to correct all deficiencies of a physical nature identified by the California Department of Health Services in the course of the change of ownership inspection and audit.

     15. NOTICES AND DEMANDS. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Lease shall be in writing and shall be deemed to have been properly given upon actual receipt thereof or within two (2) business days of being placed in the United States certified or registered mail, return receipt requested, postage prepaid (a) if to Tenant, addressed to Brim, Inc., 305 N.E. 102nd Avenue, Portland, Oregon 97220-4199 Attn: John Miller or at such other address as Tenant from time to time may have designated by written notice to Landlord, (b) if to Landlord, addressed to Nationwide Health Properties, Inc., 4675 MacArthur Court, Suite 1170, Newport Beach, California 92660 with a copy to O'Melveny & Myers, 610 Newport Center Drive, Suite 1700,

Newport Beach, California 92660 Attn: Real Estate Department Chairman, or at such address as Landlord may from time to time have designated by written notice to Tenant. Refusal to accept delivery shall be deemed delivery. If Tenant is not an individual, notice may be made to any officer, general partner or principal thereof. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

     16. RIGHT OF ENTRY; EXAMINATION OF RECORDS. Landlord and its representative may enter the Premises at any reasonable time after notice to Tenant for the purpose of inspecting the Premises for any reason including, without limitation, Tenant's default under this Lease, or to exhibit the Premises for sale, lease or mortgage financing, or posting notices of default, or non-responsibility under any mechanic's or materialman's lien law or to otherwise inspect the Premises for compliance with the terms of this Lease. Any such entry shall not unreasonably interfere with patients, patient care, or any other of Tenant's operations. During normal business hours, Tenant will permit Landlord and Landlord's representatives, inspectors and consultants to examine all contracts, books and records relating to Tenant's operations at the Premises, whether kept at the Premises or at some other location, including, without limitation, Tenant's financial records.

     17. LANDLORD MAY GRANT LIENS. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 17, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("ENCUMBRANCE") upon the Premises, or any portion thereof or interest therein (including this Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise. Any such Encumbrance shall provide that it is subject to the rights of Tenant under this Lease, and shall further provide that so long as no Event of Default shall have occurred this Lease and Tenant's occupancy hereunder, including without limitation Tenant's right of quiet enjoyment provided in Section 18 and Tenant's right to purchase the Premises pursuant to the Addendum attached hereto, shall not be disturbed in the event any such lienholder or any other person takes possession of the Premises through foreclosure proceeding or otherwise. Upon the request of Landlord, Tenant shall subordinate this Lease to the lien of a new Encumbrance on the Premises, on the condition that the proposed lender agrees not to disturb Tenant's rights under this Lease so long as Tenant is not in default hereunder.

     18. QUIET ENJOYMENT. So long as there is no Event of Default by Tenant, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant (excepting, however, intrusion of Tenant's quiet enjoyment occasioned by condemnation or destruction of the property as referred to in Section 12 and 13 hereof).

     19. APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflict of laws rules of such State.

     20.  PRESERVATION OF GROSS REVENUES.

          20.1 Tenant acknowledges that a fair return to Landlord on its investment in the Premises is dependent, in part, on the concentration on the Premises during the Term of the hospital business of Tenant and its Affiliates in the geographical area of the Premises. Tenant further acknowledges that the diversion of patient care activities from the Premises to other facilities owned or operated by Tenant or its Affiliates at or near the end of the Term will have a material adverse impact on the value and utility of the Premises.

                 20.1.1 Therefore, Tenant agrees that during the Term, and for a period of one (1) year thereafter, neither Tenant nor any of its Affiliates shall, without the prior written consent of Landlord, operate, own, participate in or otherwise receive revenues from any other licensed acute care hospital or skilled or intermediate nursing home providing services or similar goods to those provided on or in connection with the Premises and the permitted use thereof as contemplated under this Lease, within a ten (10) mile radius of the Premises.

                 20.1.2 In addition, Tenant hereby covenants and agrees that for a period of one year following the expiration or earlier termination of this Lease, neither Tenant or its Affiliates shall, without prior written consent of Landlord, hire, engage or otherwise employ any management or supervisory personnel working on or in connection with the Premises, unless such personnel approach Tenant directly and request continued employment by Tenant.

          20.2 Except as required by law or for medically appropriate reasons, prior to and after Lease termination, Tenant will not recommend or solicit the removal or transfer of any patient from the Premises to any other nursing or health care facility.

          20.3 The provisions of this Section 20 shall not apply to the Acacias Care Center located at 601 North Montgomery, Ojai, California or to any of the following facilities which Tenants builds: assisted living facility, independent living facility or dedicated Alzheimer's facility.

     21.  HAZARDOUS MATERIALS.

          21.1 HAZARDOUS MATERIAL COVENANTS. Tenant's use of the Premises shall comply with all Hazardous Materials Laws. In the event any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws or if Tenant has received any Hazardous Materials Claim against the Premises, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord's approval of the remediation plan, remedy any such problem to the satisfaction of Landlord, in accordance with all Hazardous Materials Laws and good business practices.

          21.2 TENANT NOTICES TO LANDLORD. Tenant shall immediately advise Landlord in writing of:

                 21.2.1 any Environmental Activities in violation of any Hazardous Materials Laws,

                 21.2.2 any Hazardous Materials Claims against Tenant or the Premises,

                 21.2.3 any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about the Premises in violation of any Hazardous Materials Laws,

                 21.2.4 Tenant's discovery of any occurrence or condition on or in the vicinity of the Premises that materially increase the risk that the Premises will be exposed to Hazardous Materials,

                 21.2.5 all communications after the date hereof to or from Tenant, any governmental authority or any other person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to the Premises, including copies thereof.

          21.3 EXTENSION OF TERM. Notwithstanding any other provision of this Lease, in the event any Hazardous Materials are discovered on, under or about the Premises in violation of any Hazardous Materials Law, the Term shall be automatically extended and this Lease shall remain in full force and effect until the earlier to occur of the completion of all remedial action or monitoring, as approved by Landlord, in accordance with all Hazardous Materials Laws, or the date specified in a written notice from Landlord to Tenant terminating this Lease (which date may be subsequent to the date upon which the Term was to have expired).

          21.4 PARTICIPATION IN HAZARDOUS MATERIALS CLAIMS. Landlord shall have the right, at Tenant's sole cost and expense and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

          21.5 ENVIRONMENTAL ACTIVITIES shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Premises or located on or present on or under the Premises.

          21.6 HAZARDOUS MATERIALS shall mean (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Premises or to persons on or about the Premises or cause the Premises to be in violation of any

Hazardous Materials Laws; (ii) asbestos in any form which is friable; (iii) urea formaldehyde in foam insulation or any other form; (iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (v) medical wastes and biohazards; (vi) radon gas; and (vii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

          21.7 HAZARDOUS MATERIALS CLAIMS shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

          21.8 HAZARDOUS MATERIALS LAWS shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

          21.9 REMEDIATION OF EXISTING ENVIRONMENTAL CONDITION. Tenant covenants and agrees to take all action required to complete or cause to be completed the remediation of the environmental condition of the Premises and property adjacent to the Premises as described in that certain Report of Site Assessment dated June 16, 1993 prepared by Construction Testing & Engineering, Inc., as such assessment has been supplemented by further investigation and remediation activities. All remedial work shall be performed as required by the Environmental Health Division of the County of Ventura Resource Management Agency and such other local, State or Federal agencies that have or may obtain jurisdiction with respect to the Premises, and Tenant shall diligently perform such remediation until it obtains a written notice from the County, or other agencies, if applicable, indicating that the remediation is closed and that no further action need be taken with respect to the environmental condition. Tenant shall deliver to Landlord copies of all test results, reports and communications obtained or prepared with respect to such activities.

          22. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion, voluntarily or involuntarily assign or hypothecate this Lease or any interest herein or sublet greater than ten percent (10%) of the gross building area of the Premises or any part thereof. For the purposes of this Lease, a management or similar agreement shall be considered to be an assignment of this Lease by Tenant (except if such agreement is with an Affiliate of Tenant). Any of the foregoing acts without such consent shall be void but shall, at the option of Landlord in its sole discretion, constitute an Event of Default giving rise to Landlord's right, among other things, to terminate this Lease. Without limiting the foregoing, this Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law without the prior written consent of Landlord which may be withheld at Landlord's sole discretion. Notwithstanding the foregoing, Tenant may without Landlord's consent assign this Lease or sublet the Premises or any portion thereof to a wholly-owned subsidiary of Tenant or Guarantor, provided that such subsidiary fully assumes the obligations of Tenant under this Lease, Tenant remains fully liable under this Lease, any Guarantor remains fully liable with respect to its guaranty of this Lease, the use of the Premises remains unchanged, and no such assignment or sublease shall be valid and no such subsidiary shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

          22.1 For the purposes of this Lease, the sale, assignment, transfer or other disposition of the stock of Tenant and/or any Guarantor, which results in a change in the person, persons, entity or entities which ultimately exert effective control over the management of the affairs of Tenant and/or Guarantor as of the date hereof, shall be deemed to be an assignment of the Lease.

          22.2 Notwithstanding anything to the contrary contained in Section 22.1, in no event shall an initial public offering of Guarantor be deemed to be an assignment of the Lease; provided, however, that after such initial public offering of Guarantor and without limiting Section 22.1, any sale, assignment, transfer or other disposition of the voting stock of Guarantor which results in twenty-five percent (25%) or more of the voting stock of Guarantor being held by any person or entity or related group of persons or entities who did not have such ownership after the initial public offering shall be deemed to be an assignment of the Lease.

          22.3 In the event that this Lease is deemed to be assigned pursuant to Section 22.1 or Section 22.2, Landlord shall, at Landlord's sole discretion
(i) consent to the assignment or (ii) put the Premises to Tenant. If Landlord puts the Premises to Tenant, Tenant shall purchase the Premises from

Landlord for a cash price equal to the greater of Landlord's Original Investment ($4,350,000) (as increased under Section 5.7, if applicable), or the fair market value of the Premises on the date of Landlord's notice of exercise of its option hereunder. Such fair market value and purchase shall be determined and conducted as set forth in Section 5.4

     23. INDEMNIFICATION. To the fullest extent permitted by law, Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense loss, costs, deficiency, fine, penalty, or damage (including without limitation punitive or consequential damages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with (a) this Lease (including, without limitation, the breach by Tenant of any of its obligations hereunder), (b) the Premises, or (c) the operations of Tenant on the Premises, including without limitation all Environmental Activities on the Premises, all Hazardous Materials Claims or any violation by Tenant of a Hazardous Materials Law with respect to the Premises; provided, however, such indemnity shall not extend to any such suit, claim or damage which is caused solely by the willful misconduct or gross negligence of Landlord, its directors, officers, agents and employees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give Tenant notice of the matter. Tenant shall defend Landlord against such matter at Tenant's sole cost and expense with legal counsel satisfactory to Landlord. Landlord may elect to defend the matter with its own counsel at Tenant's expense.

     24. HOLDING OVER. If Tenant shall for any reason remain in possession of the Premises after the expiration or earlier termination of this Lease, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental each month, 1 1/2 times the aggregate of the monthly Minimum Rent payable with respect to the last Lease Year plus Additional Rent allocable to the month, all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease, nor shall anything contained herein be deemed to limit Landlord's remedies pursuant to this Lease or otherwise available to Landlord at law or in equity.

     25. ESTOPPEL CERTIFICATES. Tenant shall, at any time upon not less than five (5) days prior written request by Landlord, execute, acknowledge and deliver to Landlord or its designee a statement in writing, executed by an officer or general partner of Tenant, certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), the dates to which Minimum Rent, Additional Rent and additional charges hereunder have been paid certifying that no default by either Landlord or Tenant exists hereunder or specifying each such default and as to other matters as Landlord may reasonably request.

     26. CONVEYANCE BY LANDLORD. If Landlord or any successor owner of the Premises shall convey the Premises in accordance with the terms hereof, Landlord or such successor owner shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Premise and all such future liabilities and obligations shall thereupon be binding upon the new owner.

     27. WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive any rights to trial by jury in any action, proceedings or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including, without limitation, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Premises, or any claim of injury or damage relating to the foregoing or the enforcement of any remedy hereunder.

     28. ATTORNEYS' FEES. If Landlord or Tenant brings any action to interpret or enforce this Lease, or for damages for a alleged breach hereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.

     29. SEVERABILITY. In the event any part or provision of the Lease shall be determined to be invalid or enforceable, the remaining portion of this Lease shall nevertheless continue in full force and effect.

     30. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     31. BINDING EFFECT. Subject to the provisions of Section 22 above, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors in interest and assigns.

     32. WAIVER AND SUBROGATION. Landlord and Tenant hereby waive to each other all rights of subrogation which any insurance carrier, or either of them, may have as to the Landlord or Tenant by reason of any provision in any policy of insurance issued to Landlord or Tenant, provided such waiver does not thereby invalidate the policy of insurance.

     33. MEMORANDUM OF LEASE. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of the Lease, in form suitable for recording under laws of the State of California in which reference to this Lease shall be made. The party requesting such recordation shall pay all costs and expenses of preparing and recording such memorandum of this Lease.

     34. INCORPORATION OF RECITALS AND ATTACHMENTS. The recitals and exhibits, schedules, addenda and other attachments to this Lease are hereby incorporated into this Lease and made a part hereof.

     35. TITLES AND HEADINGS. The titles and headings of sections of this Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Lease.

     36. USURY SAVINGS CLAUSE. Nothing contained in this Lease shall be deemed or construed to constitute an extension of credit by Landlord to Tenant. Notwithstanding the foregoing, in the event any payment made to Landlord hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and, in the event Tenant discharges and performs all obligations hereunder, such funds will be reimbursed to Tenant upon the expiration of the Term. No interest shall be paid on any such funds held by Landlord.

     37. JOINT AND SEVERAL. If more than one person is the Tenant hereunder, the liability of such persons under this Lease shall be joint and several.

     38. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the obligations, representations, warranties and covenant of Tenant under this Lease shall survive the expiration or earlier termination of the Term.

     39. INTERPRETATION. Both Landlord and Tenant have been represented by counsel and this Lease has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

     Executed as of the date indicated above.

                                     TENANT:

                                     BRIM HOSPITALS, INC.,
                                     an Oregon corporation

                                     By: /s/ John R. Miller
                                         ---------------------------------
                                         Its:  President

                                     LANDLORD:

                                     NATIONWIDE HEALTH PROPERTIES, INC.,
                                     a Maryland corporation

                                     By: /s/
                                         ---------------------------------
                                         Its:  Vice President

                                  EXHIBIT "A"

                               Legal Description

PARCEL 1:

A part of Tract No. 8 of the Bard Subdivision of the Rancho Ojai, in the City of Ojai, County of Ventura, State of California, as per map thereof recorded in Book 5, Page 25 1/2 of Maps, in the office of the County Recorder of said County, described as follows:

Beginning at a 1-inch iron pipe set in the Southerly line of Meiners Road (formerly Matilija Road) at the Northeast corner of that certain parcel of land as conveyed to Hattie McDonnell Russell by deed recorded in Book 29, Page 262 of Official Records; thence from said point of beginning,

1st: South 73(degrees) 24' East 139.24 feet along the Southerly line of said Meiners Road to a ford axle set at the Northwest corner of that certain parcel of land as conveyed to Clara R. Barlow by deed recorded in Book 67, Page 181 of Official Records; thence,

2nd: South 18(degrees) 36' West 749.59 feet along the Westerly line of said lands of Clara R. Barlow and the Southwesterly prolongation of same; at 175.00 feet a ford axle set at the Southwest corner of said lands of Clara R. Barlow; at 749.59 feet a 1-inch iron pipe; thence,

3rd: North 73(degrees) 24' West 146.88 feet to a 1-inch iron pipe set the Southeast corner of said lands of Hattie McDonnell Russell, thence,

4th: North 19(degrees) 11' East 749.90 feet along the Easterly line of said lands of Hattie McDonnell Russell to the point of beginning.

PARCEL 2:

A portion of Tract No. 8 of the Bard Subdivision of Rancho Ojai, in the City of Ojai, County of Ventura, State of California, according to the map recorded in Book 5, Page 25 1/2 of Maps, the office of the County Recorder of said County, described as follows:

Beginning at the Northeast corner of the land described in deed to Edward R. Lambert and wife, recorded July 1, 1953 in Book 1142, Page 222, Official Records; thence along the East line of said land,

1st: South 19(degrees) 11' West 751.50 feet to an angle point therein; thence,

2nd: South 73(degrees) 24' East 219 feet, more or less to the most Westerly corner of the land conveyed to Adam Rodriguez and wife by deed recorded in Book 680, Page 483 of Official Records; thence along the West line of said land of Rodriguez,

3rd: North 19(degrees) 11' East 749.90 feet to a point on the South line of Cuyama Road (formerly Matilija Road) 40 feet wide; thence along the Southerly line of said land,

4th: North 73(degrees) 24' West 218.96 feet to the point of beginning.

EXCEPT from the Northerly 1.885 acres of said land an undivided 60% of all oil, gas and other hydrocarbon substances, without the right of entry above a depth of 500 feet from the surface of said land for the development of said oils and minerals, as reserved by George S. Biggers, et ux., in deed recorded February 19, 1959 in Book 1704, Page 278, Official Records.

PARCEL 3:

A portion of Tract No. 8 of the Bard Subdivision of Rancho Ojai, in the City of Ojai, County of Ventura, State of California, according to the map recorded in Book 5, Page 25-1/2 of Maps, in the office of the County Recorder of said County, described as follows:

Commencing at the Northeast corner of the land described in deed to Edward R. Lambert and wife, recorded July 1, 1953 in Book 1142, Page 222 of Official Records; thence along the East line of said land, South 19(degrees) 11' West
751.50 feet to an angle point therein, said point being to the true point of beginning; thence continuing along said East line,

1st: South 16(degrees) 11' West 362.25 feet to a point in the Northerly line of that certain strip of land conveyed to Ventura County by deed recorded in Book 384, Page 436 of Official Records; thence

2nd: South 74(degrees) 55' East 205.80 feet to the Southwest corner of the land described in Parcel 1 deeded to William E. Weidemann, et al., recorded September 17, 1958 in Book 1654, Page 451 of Official Records; thence along the West line of the land last referred to,

3rd: Northerly in a direct line to the Northwest corner of said land, at the most Westerly corner of the land conveyed to Adam Rodriguez and wife by deed recorded in Book 680, Page 483, Official Records; thence,

4th: North 73(degrees) 24' West 219 feet, more or less to the point of beginning.

                                 EXHIBIT "B"

                          Landlord Personal Property

                                                                      Page 1
                          LANDLORD PERSONAL PROPERTY



C FAS       ASSET                      DATE
L NUMBR  DESCRIPTION    LOCATN Co      ACQRD
A 00001  LAMINAR AIR FL 7021           06/87
A 00004  FACSIMILE MACH 8510           06/87
A 00005  REFURB AIR CON                06/87
A 00013  POWER GENERATO 8480           08/87
A 00015  MEDICATION CAR 7050           09/87
A 00016  WATER SOFTENER 8480           09/87
A 00017  OPERATING ROOM 7021           09/87
A 00018  DIETARY EQUIPM 8340           10/87
A 00019  PEDIATRIC SCAL 6170           10/87
A 00020  LAB DICTATION  7060           10/87
A 00021  CHILD BEARING  6160           11/87
A 00022  2 ROTARY VANE  8480           11/87
A 00023  MINOR SURGERY  7021           11/87
A 00024  ICEMAKER       8340           10/88
A 00029  COULTER COUNTE 7010           06/88
A 00030  WATER HEATER   6202           07/88
A 00031  HEAT EXCHANGE/ 7021           07/88
A 00032  INTERCOM SYSTE 7030           07/88
A 00033  BEAR VENTILATO 7180           08/88
A 00034  INTERCOM CONV  7030           10/88
A 00035  EMPLOYEE NAME  8650           10/88
A 00036  PHYSICAL THERA 7200           10/88
A 00037  PC & PRINTER   8610           11/88
A 00038  ULTRASOUND PRO 7165           01/89
A 00039  COAG ANALYZER  7060           01/89
A 00041  FETAL HEART MO 6160           04/89
A 00042  BOILER         8480           02/89
A 00043  TRACTION TABLE 7200           04/89
A 00044  STRETCHER BEDS 7030           05/89
A 00045  PHONE RELOCATE 8550           02/90
A 00046  HYPO/HYPERTHER 6010           12/89
A 00047  INFANT WARMER  6170           09/89
A 00048  MONITOR CABLE  6160           04/90
A 00049  BP MONITOR     7230           04/90
A 00050  WORD PROCESSIN 8610           04/90
A 00051  SNU A/C ARCHIT 6202           01/90
A 00055  SNU A/C ARCHIT 6202           09/89
A 00056  SNU A/C ARCHIT 6202           12/89
A 00062  LASER JET PRIN 8510           05/90
A 00063  ARTHROSCOPE    7021           07/90
A 00064  BRONCHOSCOPE   7021           07/90
A 00068  PORTABLE WHIRL 7200           10/90

C FAS      ASSET                              DATE
L NUMBR  DESCRIPTION      LOCATN Co           ACQRD
A 00069  FOOD MAINTENAN   8340                10/90
A 00071  CABLE/TERMINAL   8540                10/90
A 00072   PT EXAM TABLE   7200                10/90
A 00073  WATER SYSTEM     8480                10/90
A 00074  WATER SYSTEM     8480                11/90
A 00075  FACSIMILE MACH   8530                11/90
A 00078  CHOLECYSTO MAC   7021                12/90
A 00083  CONV OUTLETS     6202                03/91
A 00084  SPIROMETER       7080                03/91
A 00085  U.S. STIM UNIT   7165                03/91
A 00086  REFRIGERATOR     8340                04/91
A 00087  REFRIGERATOR     8340                04/91
A 00088  VENTILATOR       7180                04/91
A 00089  AUTOCLAVE        7420                04/91
A 00091  AUTOCLAVE INST   7120                05/91
A 00092  COMPUTERS - 2    8510                05/91
A 00093  COMPUTERS - LAB  7060                05/91
A 00094  MODEMS - MED R   8700                05/91
A 00095  GI COAGULATOR    7420                06/91
A 00096  GI COAGULATOR    7420                06/91
A 00098  SNU WATER HEAT   6202                07/91
A 00104  GENERATOR FUEL   8480                09/91
A 00105  NIT OXIDE TANK   7010                09/91
A 00109  DRAPES-ACUTE R   6080                09/91
A 00115  CABINETS - PHA   7170                12/91
A 00119  CURTAINS - ER    7021                01/92
A 00123  REFRIGERATOR-B   7060                01/92
A 00124  MICRO 100 WIRE   7021                01/92
A 00125  FLOOR CARE MAC   8460                01/92
A 00126  DEFIB MONITOR    6010                01/92
A 00128  BLOOD PRESSURE   6160                01/92
A 00129  WIRE SHELVING    8420                01/92
A 00153  HEALTH PROMO C   8480                11/87
A 00154  M/S RENOV-DRS    7021                11/87
A 00155  SNF/CDU RENOV-   6202                10/87
A 00156  SNF/CDU FURNIT   6202                10/87
A 00157  DIET. FOOD STA   8340                10/87
A 00159  C-ARM SURGERY    7021                01/88
A 00160  PORTABLE X-RAY   7170                01/88
A 00161  FURNITURE-MED/   6080                03/88
A 00163  FURNITURE-MED/   6080                04/88
A 00164  PHONE SYSTEM     8480                04/88

C FAS       ASSET                              DATE
L NUMBR  DESCRIPTION     LOCATN Co             ACQRD
A 00171  ZIMMER O/R SAW  7021                  09/89
A 00173  A/C UNIT - DP   8540                  02/90
A 00175  SNU A/C UNITS   6202                  09/89
A 00178  O.R. CABINETS   7021                  02/89
A 00276  HEAT,VENTILATI  6015                  06/87
A 00279  A/C 5 TONE LEN  6080                  06/87
A 00281  A/C NPHCA-024   7010                  06/87
A 00283  A/C UNIT INSTA  7021                  06/87
A 00285  LIGHTING-NEW L  7060                  06/87
A 00286  AIR CONDITIONI  7060                  06/87
A 00288  FUME HOOD, VAC  7060                  06/87
A 00291  GENERATOR SET   7140                  06/87
A 00292  ELEC WIRING/CT  7145                  06/87
A 00293  ELEC FEED/WIRI  7145                  06/87
A 00294  INSTALL CABS/C  7230                  06/87
A 00296  EXHAUST FAN #7  8470                  06/87
A 00297  A/C ECOMIZER, V 8470                  06/87
A 00299  LIGHTS & FLORE  8470                  06/87
A 00301  GAS TANK OVERF  8470                  06/87
A 00302  PIPE INSULATIO  8470                  06/87
A 00304  INSTALL GENERA  8480                  06/87
A 00306  INSTALL HAND R  8480                  06/87
A 00307  WATER HEATER 1  8480                  06/87
A 00308  A/C CONDENSOR   8480                  06/87
A 00309  A/C CONDENSOR   8480                  06/87
A 00310  A/C CONDENSOR   8480                  06/87
A 00311  BOILER STEAM F  8480                  06/87
A 00312  INSTALL BOILER  8480                  06/87
A 00314  FIXED EQUIP AD  8610                  06/87
A 00315  BAL FWD FIXED   8610                  06/87
A 00316  FIXED EQUIP AD  8610                  06/87
A OO317  FIXED EQUIP AD  8610                  06/87
A 00318  FIXED EQUIP AD  8610                  06/87
A 00323  FIRE SUPPRESSI  8610                  06/87
A 00324  AIR DUCTS THER  8610                  06/87
A 00325  INSTL HANDRAIL  8610                  06/87
A 00333  BED HOSP ELEC   6015                  06/87
A 00335  BED HOSP ELEC   6015                  06/87
A 00336  BED HOSP ELEC   6015                  06/87
A 00337  BED HOSP ELEC   6015                  06/87
A 00338  BED HOSP ELEC   6015                  06/87
A 00339  LIFT/SCALE - 2  6015                  06/87

C FAS      ASSET                               DATE
L NUMBR  DESCRIPTION     LOCATN Co             ACQRD
A 00341  MEDI PREP       6015                  06/87
A 00392  MISC. CABS,TAB  6081                  06/87
A 00393  BED HOSP ELEC   6081                  06/87
A 00403  ICE MACHINE     6081                  06/87
A 00428  BED HOSP ELEC   6081                  06/87
A 00429  BED HOSP ELEC   6081                  06/87
A 00430  BED HOSP ELEC   6081                  06/87
A 00431  BED HOSP ELEC   6081                  06/87
A 00432  BED HOSP ELEC   6081                  06/87
A 00433  BED HOSP ELEC   6081                  06/87
A 00434  BED HOSP ELEC   6081                  06/87
A 00435  BED HOSP ELEC   6081                  06/87
A 00439  MEDICATION CAR  6081                  06/87
A 00450  BED HOSP ELEC   6160                  06/87
A 00451  BED HOSP ELEC   6160                  06/87
A 00452  BED HOSP ELEC   6160                  06/87
A 00453  BED HOSP ELEC   6160                  06/87
A 00455  BED HOSP ELEC   6160                  06/87
A 00458  VACUUM EXTRACT  6160                  06/87
A 00478  INCUBATOR OHIO  6170                  06/87
A 00479  INCUBATOR INFA  6170                  06/87
A 00483  LIGHT, WARMING  6170                  06/87
A 00534  MISC CABS, TAB  6181                  06/87
A 00535  IMPRINTER-FARR  6181                  06/87
A 00576  COUCH - FABRIC  6181                  06/87
A OO582  MISC TABLES &   6202                  06/87
A 00675  FIBERGLASS BAT  6202                  06/87
A 00684  12 DINING ROOM  6202                  06/87
A 00687  OB TABLE        7010                  06/87
A 00691  INFANT INCUBAT  7010                  06/87
A 00697  BIRTHING BED    7010                  06/87
A 00707  SURG INSTR - C  7021                  06/87
A 00708  TABLE OR AFFIL  7021                  06/87
A 00709  LIGHT OR ORBIT  7021                  06/87
A 00720  MICROSCOPE O/R  7021                  06/87
A 00734  ENT BINOC VIEW  7021                  06/87
A 00736  LARYNGOSCOPE    7021                  06/87
A 00740  COLONFIBERSCOP  7021                  06/87
A 00741  ORTHOPEDIC TAB  7021                  06/87
A 00742  SURGICAL LIGHT  7021                  06/87
A 00746  SAW, SAGITTAL   7021                  06/87
A 00747  OPERATING TABL  7021                  06/87

C   FAS       ASSET                                     DATE
L  NUMBR   DESCRIPTION    LOCATN Co                     ACQRD
A  00763   STERILIZER CAS 7050                          06/87
A  00764   STERILIZER     7050                          06/87
A  00765   AERATOR        7050                          06/87
A  00766   PRINTER        7050                          06/87
A  00796   CENTRIFUGE - S 7060                          06/87
A  00800   CENTRIFUGE REF 7060                          06/87
A  00801   CHEMISTRY ANAL 7060                          06/87
A  00803   CELL WASHER    7060                          06/87
A  00829   CRYOSTAT       7070                          06/87
A  00830   TISSUE PROCESS 7070                          06/87
A  00831   MICROSCOPE A/O 7070                          06/87
A  00836   PULMONARY FUNC 7080                          06/87
A  00837   HOSP BED  3 CR 7080                          06/87
A  00840   MOBILE X-RAY U 7140                          06/87
A  00841   MOBILE C-ARM   7140                          06/87
A  00844   X-RAY SYSTEM   7140                          06/87
A  00845   X-RAY SYSTEM   7140                          06/87
A  00863   MOBILE X-RAY U 7140                          06/87
A  00892   VENTILATOR     7180                          06/87
A  00899   BED-POSTURAL D 7180                          06/87
A  00931   STRETCHER - 62 7230                          06/87
A  00932   STRETCHER - M  7230                          06/87
A  00933   STRETCHER - TR 7230                          06/87
A  00944   POTS, PANS, DI 8340                          06/87
A  00945   DINING RM TABL 8340                          06/87
A  00949   FREEZER - TRAU 8340                          06/87
A  00955   MEAT SLICER    8340                          06/87
A  00972   UTILITY REFRIG 8340                          06/87
A  00974   FOOD SERVICE T 8340                          06/87
A  00975   FOOD SERVICE T 8340                          06/87
A  00976   FOOD SERVICE T 8340                          06/87
A  00981   15' SERVING CO 8340                          06/87
A  00983   HOOD EXHAUST   8340                          06/87
A  00995   DISHWASHER, ST 8340                          06/87
A  00998   OVEN/RANGE - D 8340                          06/87
A  01015   MISC EQUIP-CHA 8460                          06/87
A  01016   MISC EQUIP-CHA 8460                          06/87
A  01023   FLOOR MACH NSS 8460                          06/87
A  01065   CABINET        8510                          06/87
A  01120   PERFORATOR     8540                          06/87
A  01191   TABLE, RITTER  8610                          06/87

 C     FAS         ASSET                                                 DATE
 L   NUMBER     DESCRIPTION             LOCATN Co                       ACQRD
 A  01205      WOOD CABINETS            8610                            06/87
 A  01273      MONITOR PAT H/           6015                            06/87
 A  01274      MONITOR PAT H/           6015                            06/87
 A  01275      MONITOR PAT H/           6015                            06/87
 A  01276      MONITOR PAT H/           6015                            06/87
 A  01277      NONITOR PAT H/           6015                            06/87
 A  01278      RECEIVER TELEM           6015                            06/87
 A  01279      RECEIVER TELEM           6015                            06/87
 A  01283      MONITOR PAT H/           6015                            06/87
 A  01284      DEFRIBILLATOR            6015                            06/87
 A  01288      MONITOR, DINAM           6015                            06/87
 A  01289      PACEMAKER, TEM           6015                            06/87
 A  01298      CURTAINS                 6080                            06/87
 A  01299      MATTRESS MAXIF           6080                            06/87
 A  01317      DEFIBRILLATOR            6081                            06/87
 A  01324      CARPETING                6081                            06/87
 A  01326      MATTRESSES               6081                            06/87
 A  01334      MONITOR, INFANT          6160                            06/87
 A  01336      MONITOR EGG/RE           6170                            06/87
 A  01344      CARPET COU HAL           6181                            06/87
 A  01346      CHAIR SCALE              6202                            06/87
 A  01350      MONITOR FETAL            7010                            06/87
 A  01352      LECTURESCOPE L           7021                            06/87
 A  01353      OSTEO COMPRESS           7021                            06/87
 A  01369      VIDEO SYS MICR           7021                            06/87
 A  01370      PROJECTOR CINE           7021                            06/87
 A  01373      PROJECTOR                7021                            06/87
 A  01375      CAMERA - ARTHR           7021                            06/87
 A  01377      LAMINECTOMY              7021                            06/87
 A  01378      OSTEO COMPRESS           7021                            06/87
 A  01379      FIBEROPTIC EQU           7021                            06/87
 A  01381      MONTIOR FOR PA           7021                            06/87
 A  01382      DRILL MICRO 50           7021                            06/87
 A  01383      ARTHROSCOPIC S           7021                            06/87
 A  01384      OXIMETER, OXYGE          7021                            06/87
 A  01385      ARTHROSCOPIC R           7021                            06/87
 A  01387      DRILL MAXI AIR           7021                            06/87
 A  01388      LAPAROSCOPE              7021                            06/87
 A  01391      ANES UNIT-OHIO           7040                            06/87
 A  01393      MONITOR-BLOOD            7040                            06/87
 A  01394      MONITOR VITAL            7040                            06/87
 A  01395      NON VITAL SIGN           7040                            06/87

C FAS      ASSET                                DATE
L NUMBR  DESCRIPTION    LOCATN Co               ACQRD
A 01398  ANES MACHINE M 7040                    06/87
A 01410  COUNTER-NUC ME 7060                    06/87
A 01412  CHEMISTRY ANAL 7060                    06/87
A 01414  URINOMETER     7060                    06/87
A 01415  CONSOLE TISSUE 7060                    06/87

A 01418  CULTURE & SENS 7060                    06/87
A 01421  ANALYZER-PH/BL 7080                    06/87
A 01422  BLOOD GAS ANAL 7080                    06/87
A 01423  ABG INTERPRETA 7080                    06/87
A 01424  EKG MACHINE    7110                    06/87
A 01429  IMAGE INTENSIF 7140                    06/87
A 01430  CHEST GRID PIC 7140                    06/87
A 01433  PROCESSOR X-RA 7140                    06/87
A 01435  ILLUMINATOR X- 7140                    06/87
A 01438  CONSOLE-ULTRAS 7140                    06/87
A 01440  LINEAR RAY MOO 7146                    06/87
A 01441  ULTRASOUND UNI 7146                    06/87
A 01442  CAMERA - DUNN  7146                    06/87
A 01443  COMPAQ COMPUTE 7170                    06/87
A 01445  WHEELWRITER 5' 7170                    06/87
A 01451  SENSOR CABLE T 7180                    06/87
A 01457  DEFIBRILLATOR  7230                    06/87
A 01460  BLOOD PRESSURE 7230                    06/87
A 01461  RADIO ANTENNA  7230                    06/87
A 01470  CARPETING      8460                    06/87
A 01471  DRAPE/CUBE/CUR 8460                    06/87
A 01479  CARPET 75 SQ Y 8470                    06/87
A 01481  PLUMBERS SNAKE 8470                    06/87
A 01491  CARPETING-2ND  8480                    06/87
A 01494  PAPER SHREDDER 8510                    06/87
A 01495  PHOTOCOPIER    8560                    06/87
A 01497  PERSONAL COMPU 8510                    06/87
A 01508  MICROFICHE REA 8540                    06/87
A 01511  PHOTOCOPIER    8560                    06/87
A 01512  EQUIP ADDTION  8610                    06/87
A 01518  TYPEWRITER-QUI 8610                    06/87
A 01519  WHEELWRITER -  8610                    06/87
A 01522  COPIER  MSC    8610                    06/87
A 01524  STIMULATION EQ 8610                    06/87
A 01536  WHEELWRITER 40 8700                    06/87
A 01540  RHTTHM SIMULAT 8740                    06/87

C FAS      ASSET                                DATE
L NUMBR  DESCRIPTION    LOCATN Co               ACORD
A 01552  Dr. Lounge Fur 8610                    05/88
A 01553  Health Promo F 8740                    05/88
A 01559  PATIENT TVS                            03/92
A 01560  M/R LASER PRIN                         04/92
A 01561  FRAMED TVS                             03/92
A 01562  ICEMAKER                               03/92
A 01577  MICROTOME                              03/92
A 01578  PT RM CURTAINS 6160                    01/92
A 01579  FLOOR CARE EQ. 8460                    01/92
A 01580  OB PULSE OXIME                         01/92
A 01581  STERILIZER BAS 7420                    01/92
A 01585  LAP CHOLI      7021                    07/92
A 01586  IBM SYSTEM/36  8540                    07/92
A 01587  VIP-RX COMPUTE 7170                    07/92
A 01589  FUNITURE-MULT  9310                    07/92
A 01590  LOBBY FURN-MUL 9310                    07/92
A 01591  MISC FRAMED PR 8610                    07/92
A 01592  MISC FRAMED PR 8610                    07/92
A 01594  COMPUTER TERMI 9310                    07/92
A 01595  DRAPES-PATIENT 6080                    07/92
A 01596  MEDICAL CLINIC 9312                    07/92
A 01597  BIOHAZARD HAMP 8460                    07/92
A 01600  DRAPES-MULT S  9310                    07/92
A 01607  FIBROSCOPE REP 7021                    07/92
A 01609  RX CABINETS    7170                    07/92
A 01611  ADMITTING EMBO                         09/92
A 01612  AG PROCESSOR R                         12/92

A 01614  OR JV EQUIP                            10/92
A 01615  FIBERSCOPE REP                         07/93
A 01616  OR VIDEO EQUIP                         02/93

A 01618  PURCH. COMPUTE                         10/92
A 01619  P.T. EXER EQPT                         03/93
A 01636  M/SPEC TERMINA                         07/92
A 01638  ACCUTEMP/08 AI                         05/93
A 01640  ACCUTEMP AIR C                         06/93

                                 EXHIBIT "C"


                        Calculation of Additional Rent


                        CALCULATION OF ADDITIONAL RENT
                       FOR THE ___ MONTHS ENDED ______


LEASE YEAR TO DATE GROSS REVENUES                                 I
                                                _____________

BASE YEAR GROSS REVENUES            ______________               II


NUMBER OF MONTHS INTO LEASE YEAR    ______________              III


PRORATED BASE YEAR GROSS REVENUES   (II/12*III) _____________    IV


CURRENT LEASE YEAR TO DATE GROSS REVENUES
      IN EXCESS OF PRORATED BASE YEAR GROSS
      REVENUES (I-IV, BUT NOT LESS THAN 0)      _____________     V


CURRENT LEASE YEAR TO DATE ADDITIONAL
      RENT (V*__%)                              _____________    VI


PRIOR PAYMENTS OF CURRENT YEAR ADDITIONAL
      RENT WITH RESPECT TO THE:

PREVIOUS LEASE YEAR MINIMUM RENT
      AND ADDITIONAL RENT                       _____________   VII

MAXIMUM ANNUAL RENT INCREASE
      (VII*__% FROM SECTION 6.2.1
      OF THE LEASE)                             _____________  VIII

PRORATED MAXIMUM ANNUAL RENT
      (VIII / 12) * 111                         _____________    IX


TOTAL PRIOR PAYMENTS OF CURRENT
      LEASE YEAR ADDITIONAL RENT                _____________     X


BALANCE DUE (LESSOR OF
      VI-X OR IX-X)                             _____________    XI

                                  EXHIBIT "D"
                               Appraisal Process

If Landlord and Tenant are unable to agree upon the Fair Market Value of the Premises within any relevant period provided in this Lease, each shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of fair market value. Within ten (10) days of such selection, the MAI Appraisers so selected by Landlord and Tenant shall select a third MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the fair market value of the Premises within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal, shall be made on a basis consistent with the basis on which the Premises was appraised at the time of its acquisition by Landlord. Tenant shall pay the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.

In the event either Landlord or Tenant fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value of the Premises in accordance with the provisions of this Exhibit and the fair market value so determined shall be binding upon Landlord and Tenant.

In the event the MAI Appraisers selected by Landlord and Tenant are unable to agree upon a third MAI Appraiser within the time period set forth in the first paragraph of this Exhibit, either Landlord or Tenant shall have the right to apply at Tenant's expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises is located to name the third MAI Appraiser.

Within five (5) days after completion of the third MAI Appraiser's appraisal, all three MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value of the Premises. If a majority are unable to determine the fair market value at such meeting, the three appraisals shall be added together and their total divided by three. The resulting quotient shall be the fair market value of the Premises. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two, and the resulting quotient shall be such fair market value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such fair market value. In any event, the result of the foregoing appraisal process shall be final and binding.

        "MAI APPRAISER" shall mean an appraiser licensed or otherwise qualified to do business in the State and who has substantial experience in performing appraisals of facilities similar to the Premises and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

                                  EXHIBIT "E"
                              Permitted Exceptions

          1. The standard printed exceptions, conditions and exclusions from coverage contained in the standard coverage owner's title policy then prevailing in use at the title company which consummates the sale transaction.

          2. Any matters which an accurate survey of the Premises may show.

          3. Any matters shown as title exceptions in that certain ALTA owner's policy of title insurance issued by Chicago Title Insurance Company in favor of Landlord in connection with Landlord's acquisition of the Premises from Tenant.

          4. Such other matters burdening the Premises which were created with the consent or knowledge of Tenant or arising out of Tenant's acts or omissions.

                                 EXHIBIT "F"

                     Annual Additional Rent Calculations


Premises: ________________
Lease Year Ending ________________

Preliminary  Additional Rent

Current Year Gross Revenue                             $ __________(A)
Base Year Gross Revenue                                $ __________(B)
Current Year Incremental Revenue (A - B)               $ __________(C)
Preliminary Current Year Additional Rent (__% of C) $ __________(D) Add amount of unpaid rent accumulated from prior Lease Years pursuant to Section
    2.6.5 of the Lease                                 $ __________(E)
Preliminary Additional Rent (D + E)                    $ __________(F)

Maximum Additional Rent
Prior Year Minimum Rent (Adjusted for increases
    pursuant to Section 5.7 of the Lease, if any)      $ __________(G)
Prior Year Additional Rent                             $ __________(H)
Prior Year Total Rent (G + H)                          $ __________(I)
Times (1 + Applicable Percentage) from Section
     2.6.1 of Lease (I times [1 + Applicable
     Percentage]                                       $ __________(J)
Less Current Year Minimum Rent                         $ __________(K)
Equals:  Maximum Additional Rent Due (J - K)           $ __________(L)

Additional Rent Due
Additional Rent Due (lesser of F or L)                 $ __________(M)

Additional Rent paid by Tenant (refund paid by Landlord) for current year

First Quarter                (paid on)  $ ______________
Second Quarter               (paid on)  $ ______________
Third Quarter                (paid on)  $ ______________
Fourth Quarter               (paid on)  $ ______________
Total Additional Rent Paid this Lease Year          $ ______(N)

Additional Rent due from Tenant (to be refunded
      by Landlord if less than zero) (M - N)        $ ______


Accumulation pursuant to Section 2.6.5
      of the Lease (D - M, but not less
      than zero)      $_______

        The undersigned represents, warrants and certifies to Nationwide Health Properties, Inc., a Maryland corporation, after due investigation, that the foregoing information is true, correct and complete.


                                    Tenant

                                    Brim Hospitals, Inc.

                                    By:
                                        -------------------------

                                        Its:
                                            ---------------------

                                 EXHIBIT "G"

                                 ALTA Survey

                                  (Attached)

                                 DESCRIPTION

PARCEL 1:

A part of Tract No. 8 of the Bard Subdivision of the Rancho Ojai, in the City of Ojai, County of Ventura, State of California, as per map thereof recorded in Book 5, Page 25 1/2 of Maps, in the office of the County Recorder of said County, described as follows:

Beginning at a 1-inch iron pipe set in the Southerly line of Meiners Road (formerly Matilija Road) at the Northeast corner of that certain parcel of land as conveyed to Hattie McDonnell Russell by deed recorded in Book 29, Page 262 of Official Records; thence from said point of beginning,

     1st: South 73(degrees) 24' East 139.24 feet along the Southerly line of said Meiners Road to a ford axle set at the Northwest corner of that certain parcel of land as conveyed to Clara R. Barlow by deed recorded in Book 67, Page 181 of Official Records; thence,

     2nd: South 18(degrees) 36' West 749.59 feet along the Westerly line of said lands of Clara R. Barlow and the Southwesterly prolongation of same; at 175.00 feet a ford axle set at the Southwest corner of said lands of Clara R. Barlow; at 749.59 feet a 1-inch iron pipe; thence,

     3rd: North 73(degrees) 24' West 146.88 feet to a 1-inch iron pipe set at the Southeast corner of said lands of Hattie McDonnell Russell; thence,

     4th: North 19(degrees) 11' East 749.90 feet along the Easterly line of said lands of Hattie McDonnell Russell to the point of beginning.

PARCEL 2:

A portion of Tract No. 8 of the Bard Subdivision of Rancho Ojai, in the City of Ojai, County of Ventura, State of California, according to the map recorded in Book 5, Page 25 1/2 of Maps, in the office of the County Recorder of said County, described as follows:

Beginning at the Northeast corner of the land described in deed to Edward R. Lambert and wife, recorded July 1, 1953 in Book 1142, Page 222, Official Records; thence along the East line of said land,

     1st: South 19(degrees) 11' West 751.50 feet to an angle point therein;
          thence,

     2nd: South 73(degrees) 24' East 219 feet, more or less to the most Westerly corner of the land conveyed to Adam Rodriguez and wife by deed recorded in Book 680, Page 483 of Official Records; thence along the West line of said land of Rodriguez,

     3rd: North 19(degrees) 11' East 749.90 feet to a point on the South line of Cuyama Road (formerly Matilija Road) 40 feet wide; thence along the Southerly line of said land,

     4th: North 73(degrees) 24' West 218.96 feet to the point of beginning.

EXCEPT from the Northerly 1.885 acres of said land an undivided 60% of all oil, gas and other hydrocarbon substances, without the right of entry above a depth of 500 feet from the surface of said land for the development of said oils and minerals, as reserved by George S. Biggers, et ux., in deed recorded February 19, 1959 in Book 1704, Page 278, Official Records.

PARCEL 3:

A portion of Tract No. 8 of the Bard Subdivision of Rancho Ojai, in the City of Ojai, County of Ventura, State of California, according to the map recorded in Book 5, Page 25-1/2 of Maps, in the office of the County Recorder of said County, described as follows:

Commencing at the Northeast corner of the land described in deed to Edward R. Lambert and wife, recorded July 1, 1953 in Book 1142, Page 222 of Official Records; thence along the East line of said land, South 19(degrees) 11' West
751.50 feet to an angle point therein, said point being to the true point of beginning; thence continuing along said East line,

     1st: South 16(degrees) 11' West 362.25 feet to a point in the Northerly line of that certain strip of land conveyed to Ventura County by deed recorded in Book 384, Page 436 of Official Records; thence

     2nd: South 74(degrees) 55' East 205.80 feet to the Southwest corner of the land described in Parcel 1 deeded to William E. Weidemann, et al., recorded September 17, 1958 in Book 1654, Page 451 of Official Records; thence along the West line of the land last referred to,

     3rd: Northerly in a direct line to the Northwest corner of said land, at the most Westerly corner of the land conveyed to Adam Rodriguez and wife by deed recorded in Book 680, Page 483, Official Records; thence,

     4th: North 73(degrees) 24' West 219 feet, more or less to the point of beginning.


                                  [DIAGRAM]

EASEMENTS PER CHICAGO TITLE INSURANCE CO. NO. 575226-6

(6) 20' WIDE ROAD EASEMENT RESERVED B KENNETH P. GRANT PER BOOK 41. PAGE 297 OFFICIAL RECORDS

(7) 6' WIDE UTILITY EASEMENT TO SOUTHERN CALIFORNIA EDISON CO. PER BOOK 1809. PAGE 525 OFFICIAL RECORDS

(8)     PUBLIC STREET EASEMENT TO THE CITY OF OJAI PER BOOK
        3260. PAGE 255 OFFICIAL RECORDS

(9) 6' WIDE UTILITY EASEMENT TO SOUTHERN CALIFORNIA EDISON CO. PER BOOK 3550. PAGE 211 OFFICIAL RECORDS

(11) 6' WIDE UTILITY EASEMENT TO SOUTHERN CALIFORNIA EDISON CO. PER BOOK 3606. PAGE 279 OFFICIAL RECORDS

(11A) CENTERLINE 10' WIDE UTILITY EASEMENT TO SOUTHERN CALIFORNIA EDISON CO. PER BOOK 3606. PAGE 279 OFFICIAL RECORDS


                [Diagram of                         [Diagram of
                OJAI VALLEY                     ONE STORY BUILDING
             COMMUNITY HOSPITAL
                                                    OJAI MANOR
            (1&2 STORY BUILDING)]              CONVALESCENT HOSPITAL

                                                 NEW BEGINNINGS
                                                 REHABILITATION
                                                     CENTER]

                                   [SURVEY]

                             SURVEY CERTIFICATION
To NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation, or its designee and CHICAGO TITLE INSURANCE COMPANY:

        This is to certify that this map or plat of survey is based on a field survey made on April 1, 1994, by me or directly under my supervision in accordance with "Minimum Standards Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1988, and to the best of my professional knowledge, information and belief,

        a)  correctly represents the facts found at the time of survey;

        b) except as shown on survey map, there are no discrepancies between the boundary lines of the subject property as shown on the survey map and as described in the legal description of record;

        c) the boundary line dimensions as shown on the survey map form a mathematically closed figure within +/- 0.01 foot;

        d) except as shown on survey map, the boundary lines of the subject property are contiguous with the boundary lines of all adjoining parcels, roads, highways, streets or alleys as described in their most recent respective legal descriptions of record;

        e) the field survey meets the accuracy requirements of a Class A survey defined therein;

        f) the subject property does not lie within a flood zone as determined by the United States Department of Housing and Urban development; and

        g) The Premises do not lie within an "Earthquake Special Studies Zone" as designated under Alquist-Priolo Special Studies Zone Act (Sections 2621-2630), inclusive, of the California Public Resources Code.

                                                /s/ W.L. Meagher
                                                ------------------------------
                                                WILLIAM L. MEAGHER LS #5948 CA


                                    [SEAL]

                            LICENSED LAND SURVEYOR
                                WM. L. MEAGHER
                                  EXP. 12/96
                                   NO. 5948
                             STATE OF CALIFORNIA


                                 ALTA SURVEY
                             OJAI MEDICAL CENTER
                       VENTURA COUNTY ASSESSOR'S PARCEL
                     19-0-110-04, 19-0-110-33 and 110-0-1
                                 CITY OF OJAI
                   COUNTY OF VENTURA    STATE OF CALIFORNIA
                  DATE:  APRIL 4, 1994       SHEET:  1 OF 1

                               [ASBUILT SURVEY]
                            ----------------------

                         Scale 1 degree - 40 degrees

                             BOOK 4000, PAGE 604
                               OFFICIAL RECORDS
                                  1.75 ACRES


                              BOOK 29, PAGE 262
                               OFFICIAL RECORDS
                                  3.76 ACRES


                              BOOK 680, PAGE 483
                               OFFICIAL RECORDS
                                  2.47 ACRES


                               BOUNDARY SURVEY
                            ----------------------
                         Scale 1 degree - 100 degrees

                               ADDENDUM TO LEASE
                              (OPTION TO PURCHASE)

     THIS ADDENDUM is dated as of April 11, 1994 and is attached to and made a part of that certain Lease and Security Agreement of even date herewith (the "LEASE") by and between Nationwide Health Properties, Inc., a Maryland corporation ("LANDLORD"), and Brim Hospitals, Inc., an Oregon corporation ("TENANT").

     Provided no Event of Default has occurred under the Lease as of Tenant's exercise of its option to purchase the Premises pursuant to this Addendum or at the closing date established to consummate the purchase of the Premises pursuant to Tenant's exercise of such option, Tenant shall have the option to purchase the Premises upon the following terms and conditions:

              (a) Not more than five (5) days before or after the date which is twelve (12) months prior to the end of the then current Term, Tenant shall exercise its option to purchase all but not less than all of the Premises by giving Landlord written notice thereof;

              (b) The purchase price for the Premises shall be payable in cash by Tenant and shall be equal to the fair market value of the Premises on the date of Tenant's exercise of its option pursuant to this Addendum adjusted to take out any increase in value attributed to any improvements to the Premises made by Tenant and not funded or reimbursed by Landlord, provided that such purchase price shall not (i) be less than Landlord's Original Investment ($4,350,000) as increased pursuant to Section 5.7 of the Lease or decreased under Section 13.2 of the Lease, if either is applicable, nor (ii) exceed Landlord's Original Investment ($4,350,000) (as increased pursuant to Section 5.7 of the Lease or decreased under Section 13.2 of the Lease, if either is applicable) increased by three percent (3%) per annum compounded annually from the date of this Lease to the date of Tenant's notice of exercise of option hereunder. If within ten
     (10) days of the date of Tenant's exercise of its option under this Addendum Landlord and Tenant are unable to agree on the fair market value of the Premises, such fair market value shall be established by the appraisal process described on Exhibit "D" to the Lease. Such fair market value must be finally determined by a date ninety (90) days after Tenant's exercise of its option under this Addendum or Tenant shall lose its right to purchase the Premises;

              (c) Once the purchase price is established pursuant to the above, Landlord as seller and Tenant as buyer shall immediately open an escrow to consummate such purchase at a national title company selected by Landlord on the following terms: (i) the form of such instructions to be then signed by Landlord and Tenant shall be such title company's standard sale escrow instructions without any representations or warranties and without due diligence or other contingencies in favor of the buyer, (ii) the purchase price shall be payable in cash by Tenant upon the expiration of the then current Term,
     (iii) all transaction costs shall be divided between Landlord and Tenant according to the customary practices in Southern California, (iv) at close, Landlord shall deliver title to the Premises subject only to those title exceptions shown on Exhibit "E" to the Lease, (v) the sale escrow instructions shall provide for a deposit equal to five percent (5%) of the purchase price and shall provide that the deposit may be retained by Landlord as liquidated damages in the event of any breach by Tenant of the terms of the escrow instructions (provided, however, such liquidated damages shall relate only to Landlord's damages by reason of a breach of the escrow instructions and shall in no way liquidate or limit Landlord's damages by reason of a breach of the Lease), and (vi) the escrow instructions shall otherwise be in form and substance reasonably satisfactory to Landlord and Tenant.

              (d) If Tenant fails to close the escrow for any reason other than a breach by Landlord, then Landlord shall have the right to extend the Term for an additional year. The Additional Rent and Minimum Rent during such year extension period shall be calculated as if on the date of Tenant's exercise of its option pursuant to this Exhibit Tenant had instead exercised its right under Section 1.2 of the Lease to extend the Term for a renewal term.

              IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the day and year first above written.


       "LANDLORD"                              "TENANT"

       Nationwide Health Properties, Inc.,     Brim Hospitals Inc.,
       a Maryland corporation                  an Oregon corporation


       By:                                     By: /s/John R. Miller
          ---------------------------------        ----------------------------
         Its:                                  Its: President
             ------------------------------         ---------------------------

                         AMENDMENT OF LEASE DOCUMENTS,
                           CONSENT AND REAFFIRMATION
                        (OJAI VALLEY COMMUNITY HOSPITAL)

      THIS AMENDMENT OF LEASE DOCUMENTS, CONSENT AND REAFFIRMATION ("AGREEMENT") is made as of December 16, 1996 by and among NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("LANDLORD"), BRIM HOSPITALS, INC., an Oregon corporation ("TENANT"), and BRIM, INC., an Oregon corporation ("GUARANTOR").

                               R E C I T A L S:

      A. Landlord and Tenant have entered into that certain Lease and Security Agreement dated as of April 11, 1994 with respect to the Ojai Valley Community Hospital (the "LEASE"). All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Lease.

      B. Pursuant to that certain Guaranty of Lease dated as of April 11, 1994 (the "LEASE GUARANTY") executed by Guarantor, as guarantor, in favor of Landlord, Guarantor agreed to guarantee the obligations of Tenant under the Lease. Pursuant to that certain Guaranty of Obligations dated as of April 11, 1994 (the "ACQUISITION GUARANTY") executed by Guarantor, as guarantor, in favor of Landlord, Guarantor agreed to guarantee the obligations of Tenant under that certain Purchase and Sale Agreement dated as of April 11, 1994, by and between Tenant, as seller, and Landlord, as buyer. The Lease Guaranty and the Acquisition Guaranty are collectively referred to herein as the "GUARANTIES."

      C. In accordance with the terms of that certain Letter of Credit Agreement dated as of April 11, 1994, by and between Guarantor and Landlord, and accepted and agreed to by Tenant (the "L/C AGREEMENT"), Guarantor has caused a letter of credit in the amount of Two Hundred Three Thousand Six Hundred Twenty-Four Dollars ($203,624.00) to be issued to Landlord as additional security for the performance of Tenant's obligations under the Lease and Guarantor's obligations under the Lease Guaranty.

      D. The Lease, the Lease Guaranty, the L/C Agreement, together with all other documents, agreements or instruments evidencing and/or securing the transactions contemplated by the Lease shall be collectively referred to herein as the "LEASE DOCUMENTS".

      E. Concurrently herewith and pursuant to the terms and conditions of that certain Investment Agreement dated as of November 21, 1996, by and between Guarantor, Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Illinois limited partnership, Martin Rash and Richard Gore (the "RECAPITALIZATION AGREEMENT"), guarantor will be recapitalized, and concurrently therewith Principal Hospital Corporation, a Delaware corporation, will merge with and into a wholly-owned subsidiary of Guarantor (collectively, the RECAPITALIZATION/MERGER

TRANSACTIONS"), which Recapitalization/Merger Transactions will result in a change in control over the management of the affairs of Guarantor.

      F. Tenant and Guarantor have requested that Landlord (i) consent to the Recapitalization/Merger Transactions, which consent is required under the terms of the Lease, and (ii) waive its rights to put the Premises to Tenant as a result of such Recapitalization/Merger Transactions. Landlord has agreed to consent to such requests of Tenant and Guarantor, in all cases upon and in consideration of the terms and conditions contained herein.

               NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             1.        CONSENT BY LANDLORD.

                       (a) Upon the terms and conditions contained herein and subject to the satisfaction of the conditions precedent set forth in Section 7 of this Agreement, Landlord hereby consents to the Recapitalization/Merger Transactions, and Landlord hereby waives any right it may have under the Lease Documents, including, without limitation, Section 22.3 of the Lease, to put the Premises to Tenant or to declare a default under the Lease Documents as a result of such Recapitalization/Merger Transactions.

                       (b          Tenant and Guarantor each acknowledge and
             agree that this consent is made solely for the benefit of Tenant and Guarantor and shall not be deemed, nor shall the same constitute, a waiver by Landlord of any rights under the Lease Documents, as amended and modified pursuant to the terms hereof, in the event of any subsequent event, including, without limitation, any subsequent event which may result in a deemed assignment of the Lease.

             2. NO RELEASE. Nothing contained herein shall be deemed or construed to constitute a release of Tenant or Guarantor from any of their respective obligations under the Lease Documents.

             3. AMENDMENTS TO LEASE. Subject to the satisfaction of the conditions precedent set forth in Section 7 of this Agreement, the Lease is hereby amended as follows:

                       (a) The security deposit required under Section 11 of the Lease shall be increased to the sum of Five Hundred thousand Dollars ($500,000).

                       (b) Section 10.1.4 of the Lease is hereby deleted in its entirety and the following is substituted therefor:

                                   "A default by Tenant or any Guarantor with respect to any obligation with a principal amount of at least One Million Dollars ($1,000,000) under any other lease or financing agreement with any other party, including, without limitation, that certain Credit Agreement dated as of December 17, 1996 among First Union National Bank of North Carolina, a national banking association, as agent thereunder, the Lenders (as such term is defined therein) and Guarantor, which default is not cured within any applicable cure period provided in the documentation for such obligation;"

           (c) In addition to the option to purchase the Premises granted to Tenant by Landlord in the Addendum to Lease (Option to Purchase), the Lease is amended to provide that Tenant shall have an additional option to purchase the Premises upon the following terms and conditions:

                       (i) No later than December 3, 1997, Tenant shall exercise its option to purchase all but not less than all of the Premises by giving Landlord written notice thereof;

                       (ii) The purchase price for the Premises shall be payable in cash by Tenant and shall be equal to the product of (A) Landlord's Original Investment ($4,350,000) as increased pursuant to
           Section 5.7 of the Lease or decreased under Section 13.2 of the Lease, if either is applicable, and (B) one hundred eleven percent (111 %); and

                       (iii) Landlord, as seller, and Tenant, as buyer, shall immediately open an escrow to consummate such purchase at a national title company selected by Landlord on the following terms: (A) the form of such instructions to be then signed by Landlord and Tenant shall be such title company's standard sale escrow instructions without any representations or warranties and without due diligence or other contingencies in favor of the buyer, (B) the purchase price shall be payable in cash by Tenant no later than ninety (90) days after Tenant's notice of exercise of its option to purchase, (C) Tenant shall pay all transaction costs, including, without limitation, all attorneys' fees and costs incurred by Landlord in connection with such transaction, (D) at close, Landlord shall deliver title to the Premises subject only to those title exceptions shown on Exhibit "E" to the Lease, (D) the sale escrow instructions shall provide for a deposit equal to five percent (5%) of the purchase price and shall provide that the deposit may be retained by Landlord as liquidated damages in the event of any breach by Tenant of the terms of the escrow instructions (provided, however, such liquidated damages shall relate only to Landlord's damages by reason of a breach of the escrow instructions and shall in no way liquidate or limit Landlord's damages by reason of a breach of the Lease), and
           (E) the escrow instructions shall otherwise be in form and substance reasonably satisfactory to Landlord and Tenant.

           4. AMENDMENTS TO L/C AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 7 of this Agreement, the L/C Agreement is hereby amended as follows:

                       (a) The first sentence of Section l(b) of the L/C Agreement is hereby deleted in its entirety and the following is substituted therefor:
                                   "The aggregate amount of all issued and
                                   outstanding Letters of Credit shall, at all times during the term hereof as provided in
                                   Section 5 be Five Hundred Thousand Dollars
                                   ($500,000) (the "LETTER OF CREDIT
                                   AMOUNT")."

           5. REPRESENTATIONS AND WARRANTIES. Tenant and Guarantor each hereby represent and warrant that:

                       (a) all of the representations and warranties set forth in the Lease and the Guaranties, as applicable, are true and correct as of the date hereof as through originally make herein;

                       (b)         Tenant is in full compliance with Section
           21.9 of the Lease;

                       (c) this Agreement has been duly and validly authorized, executed and delivered by Tenant and Guarantor and constitutes the legally valid, binding and enforceable obligation of Tenant and Guarantor which has not and will not constitute a breach or default under any agreement, court order, judgment or law by or under which Tenant or Guarantor are bound or may be affected, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally;

                       (d) the Lease Documents are in full force and effect and are binding upon Tenant and Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally; and

                       (e) no Event of Default exists under the Lease or Guaranties as modified by this Agreement and no event exists which, with the giving of notice or the passage of time, or both, would give rise to an event of Default under the Lease or Guaranties as modified by this Agreement.

           6.          REAFFIRMATION OF OBLIGATIONS.

                       (a) Notwithstanding the modifications to the Lease contained herein, Tenant hereby acknowledges and reaffirms it obligations under the Lease (including, without limitations, it obligations concerning the environmental condition of the Premises set forth in Section 21.9 of the Lease and its indemnification obligations set forth in Section 23 of the Lease) and the other Lease Documents.

                       (b) Notwithstanding the modifications to the Lease contained herein, Guarantor hereby acknowledges and reaffirms it obligations under the Guaranties, the L/C Agreement and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in the Lease Guaranty or the L/C Agreement to the Lease or any terms or conditions contained therein, shall mean such Lease, terms or conditions as modified by this Amendment.

           7. CLOSING CONDITIONS, Landlord shall have no obligation to execute this Agreement, and the consent of Landlord set forth in Section 1 above shall not be effective prior to the closing of the Recapitalization/Merger Transactions and prior to the date (the "EFFECTIVE DATE") that Tenant and/or Guarantor, as applicable, has delivered or caused to be delivered to Landlord the following items, all of which shall be satisfactory in form and content to Landlord and, if applicable, duly executed (and acknowledged where necessary) by the appropriate parties thereto:

                       (a)         This Agreement;

                       (b) A replacement Letter of Credit, additional Letter of Credit or an amendment to the Letter of Credit (as defined in the L/C Agreement) increasing the Letter of Credit Amount (as defined in the L/C Agreement) to Five Hundred Thousand Dollars ($500,000); and

                       (c)         A copy of the fully-executed
           Recapitalization Agreement.

           8. ADDITIONAL REQUIREMENTS. Within thirty (30) days after the Effective Date, Tenant and/or Guarantor, as applicable, shall deliver or cause to be delivered to Landlord the following items, all of which shall be satisfactory in form and content to Landlord and, if applicable, duly executed (and acknowledged where necessary) by the appropriate parties thereto:

                       (a) Any other material agreements entered into by Guarantor with respect to the Recapitalization/Merger Transactions which relate in any manner to the sale of Guarantor's stock;

                       (b)         Certified copies of all of the
           organizational documents with respect to Tenant and Guarantor which have not previously been delivered to Landlord (e.g., amendments to Articles of Incorporation and Bylaws and related filings with the State of Oregon), together with evidence satisfactory to Landlord that each of Tenant and Guarantor have taken all necessary action to authorize such party to execute, deliver and be bound by this Agreement and the other documents to be executed and delivered pursuant to the terms hereof;

                       (c) Funds from Tenant and/or Guarantor in an amount sufficient to pay all attorneys' fees and costs incurred by Landlord in connection with this transaction; and

                       (d) Such other documents, materials or information as Landlord may reasonably require.

           9. SURVIVAL. The covenants, representations and warranties of Tenant and Guarantor set forth herein shall survive the consummation of the transactions contemplated hereunder.

           10. EVENTS OF DEFAULT. The breach or default by Tenant and/or Guarantor of any term, covenant, agreement, condition, provision, representation or warranty contained herein, and the expiration of any applicable cure period set forth in any applicable Lease Document, shall constitute an "Event of Default" under the applicable Lease Document(s) and shall give Landlord the right, exercisable at Landlord's sole discretion, to pursue any or all of its applicable rights and remedies under such Lease Document(s).

           11. EFFECT OF AGREEMENT. Except as expressly provided in this Agreement, the terms and conditions of the Lease Documents shall remain unmodified and in full force and effect.

           12.         MISCELLANEOUS.

                       (a) Notices. The parties hereto notify each other that its address for receipt of notice hereunder or under the Lease Documents is as follows:

                       TO TENANT AND/OR GUARANTOR:

                          Brim, Inc.
                          305 N.E. 102nd Avenue
                          Portland, Oregon 97220
                          Attention: Bruce A. Schoen
                          Fax No: (503) 254-7619

                       With a copy to:

                          The Nathanson Group
                          1411 Fourth Avenue, Suite 905
                          Seattle, Washington 98101
                          Attention: Randi S. Nathanson, Esq.
                          Fax No: (206) 623-1738

                       TO LANDLORD:

                          Nationwide Health Properties, Inc.
                          4675 MacArthur Court, Suite 1170
                          Newport Beach, California 92660
                          Attention: President and General Counsel
                          Fax No: (714) 251-9644

                 With a copy to:

                          Sherry & Holthouse LLP
                          610 Newport Center Drive, Suite 1200
                          Newport Beach, California 92660
                          Attention: Kevin L. Sherry, Esq.
                          Fax No: (714) 719-1212

                 (b) NO WAIVER. No waiver of any breach of any representation or agreement contained herein shall be construed to be a subsequent waiver of that representation or agreement or of any subsequent breach thereof or of this Agreement.

                 (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                 (d) BURDEN AND BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors in interest and assigns.

                 (e) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the subject matters contained herein. Any oral representations or statements concerning the subject matters herein shall be of no force or effect. No variations or modification of this Agreement shall be valid and enforceable, except by an agreement in writing, executed and approved in the same manner as this Agreement.

                 (f) HEADINGS. The headings used in this Agreement are for convenience only, and are not to be considered in connection with the interpretation or construction of this Agreement.

                 (g) FURTHER INSTRUMENTS. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

                 (h) COUNTERPARTS. This Agreement may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

                 (i) ATTORNEYS' FEES. In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this Agreement, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys' fees) paid or incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment. For the purpose of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which such fees and expenses were incurred.

                 (j) Submission of Agreement. The submission of this Agreement to Tenant or Guarantor or any of their respective agents or attorneys, for review or signature, does not constitute a commitment by Landlord to enter into this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD:                 NATIONWIDE HEALTH PROPERTIES, INC.
                          a Maryland corporation


                          By: /s/ Gary E. Stark
                              ------------------------------
                              Gary E. Stark, Vice President





TENANT:                   BRIM HOSPITALS, INC.,
                          an Oregon corporation


                          By: /s/
                              ------------------------------
                             Its:  President and C.E.O.
                                 ---------------------------





GUARANTOR:                BRIM, INC.,
                          an Oregon corporation


                          By: /s/
                              ------------------------------
                             Its:  Chief Executive Officer
                                   -------------------------